Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-169119

April 13, 2012

BARCLAYS

Equities
Flow Derivatives

ETF & ETN Guide[1]

Q2 2012
1,438 US Listed Products
Total $1,200 billion in Assets and ETNs Issued

Exchange Traded Funds (ETFs)		
Equities	**Assets (bn)**	**Page**
US Indices: Broad-Based Total Market Broad-Based, Large Cap Broad-Based, Mid Cap Broad-Based, Small Cap Broad-Based, Micro Cap Broad-Based	$258.1	1
US Indices: Value Total Market Value, Large Cap Value, Mid Cap Value, Small Cap Value	$39.2	1
US Indices: Growth Total Market Growth, Large Cap Growth, Mid Cap Growth, Small Cap Growth	$51.1	1
US Sectors Consumer Discretionary, Consumer Staples, Energy, Financials, Health Care, Industrials, Materials, Multi-Sector, Real Estate, Technology, Telecommunications, Utilities, Water & Clean Energy	$179.0	2
International Global, Asia Pacific, Europe, North America, Emerging Markets – Global, Emerging Markets – Regional	$236.4	4
Leveraged – Equities	$10.3	5
Inverse – Equities	$10.5	6
Dividend Domestic, International	$51.8	6
FICC		
Fixed Income US Credit, US Government, Aggregate & Other, International, Municipal	$193.8	7
Commodities	$106.5	8
Currencies	$4.9	8
Leveraged – FICC	$1.8	8
Inverse – FICC	$7.3	8
Specialty		
Active	$2.7	9
Fundamental	$5.0	9
Life Cycle & Allocation	$0.7	9
Long/Short	$6.8	9
Quantitative Domestic, International	$0.2	9
Other	$16.4	10

Exchange Traded Notes (ETNs)		
Commodities General, Specific	$6.1	11
Currencies	$0.1	11
Leveraged/Inverse	$1.7	11
Volatility (including Leveraged/Inverse)	$3.4	12
Other	$6.3	12

Contacts

Index & Portfolio Desk Analysts

Gabi Baez
+1 212 526 9374
gabriela.baez@barclays.com

Laura Magnani
+1 212 526 0383
laura.magnani@barclays.com

Trading

William Prager
+1 212 526 8979
william.prager@barclays.com

Ryan Laffey
+1 212 526 8979
ryan.laffey@barclays.com

[1] All data and product names in this guide are derived from Bloomberg as of April 9, 2012. Full product names can be obtained in the relevant prospectuses relating to the products. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property of their respective owners.

For the most current data

on the equity derivatives

markets, as well as online

access to world-class analytics

tools, please visit the

US VolCenter on Barclays Live at

https://live.barcap.com

(keyword: USVolCenter).

TRIM 1

Equities

Sym Name

Bberg

Index

Assets

($MM)

Avg Vol1

($MM) Opt.*

US Indices: Broad-Based

Total Market Broad-Based

VTI Vanguard Total Stock Mkt MZ1USB $21,406 $143.8 ü

IWV iShares Russell 3000 RU30INTR 3,425 26.8 ü

VXF Vanguard Extended Market SPTRCMI 1,419 5.7

SCHB Schwab US Broad Market DW25T 1,039 10.4 ü

IYY iShares DJ US Index DJUS 650 5.0

ISI iShares S&P 1500 SPTRSUPR 384 1.4

ONEQ Fidelity NASDAQ Composite CCMP 194 1.2

TMW SPDR DJ Total Market DWCFT 172 0.6

NYC iShares NYSE Composite NYA 74 0.3

VTHR Vanguard Russell 3000 RU30INTR 32 0.3

FMU Focus Mrngstr US Market MSTAR 17 0.3

WXSP Wilshire 4500 Completion W4500 6 0.0

WFVK Wilshire 5000 Tot Mrkt W5000FLT 6 0.0

Large Cap Broad-Based

SPY SPDR S&P 500 SPX $104,477 $23,264.6 ü

IVV iShares S&P 500 SPTR 29,828 490.0 ü

DIA SPDR DJ Indust Avg INDU 11,734 889.9 ü

IWB iShares Russell 1000 RU10INTR 6,900 91.6 ü

OEF iShares S&P 100 SPTR100 3,671 41.8 ü

VOO Vanguard S&P 500 SPXT 3,452 39.5 ü

VV Vanguard LC MZ2USLG 3,385 14.0 ü

RSP Guggenheim S&P 500 EW SPXEWI 3,147 44.8 ü

SCHX Schwab US LC DWLT 865 7.6 ü

XLG Guggenheim Russell Top 50 RTOP50 461 5.4

MGC Vanguard Mega Cap 300 MZ1USPG 393 2.8

JKD iShares Mrngstr LC MLCRT 274 1.9

IWL iShares Russell T200 RUTPINTR 201 1.2

EUSA iShares MSCI USA GDDUUS 131 1.3

VONE Vanguard Russell 1000 RU10INTR 64 1.3

NY iShares NYSE 100 NYID 55 0.1

ELR SPDR DJ LC DWLT 43 0.3

EWRI Guggenheim Russell 1000 EW RU1ELCTR 39 0.6

FLG Focus Mrngstr LC MLCP 7 0.1

QQQV Global X Nasdaq 500 XNDX500 1 0.0

Mid Cap Broad-Based

IJH iShares S&P MC 400 SPTRMDCP $10,433 $100.9 ü

MDY SPDR S&P MC 400 MID 9,773 531.7 ü

IWR iShares Russell MC RUMCINTR 6,730 38.4 ü

VO Vanguard MC MZ2USC 3,747 13.8 ü

SCHM Schwab US MC DWMT 212 2.4

JKG iShares Mrngstr MC MMCRT 162 1.2

EMM SPDR DJ MC DWMT 74 0.3

EWRM Guggenheim Russell MC EW RUMEMCTR 56 0.7

IVOO Vanguard S&P MC 400 SPTRMDCP 43 0.6

FMM Focus Mrngstr MC MMCP 5 0.1

EWMD Guggenheim S&P 400 EW MIDEWI 3 0.0

QQQM Global X Nasdaq 400 MC XNDX400 1 0.0

Small Cap Broad-Based

IWM iShares Russell 2000 RU20INTR $15,251 $4,355.4 ü

IJR iShares S&P SC 600 SPTRSMCP 7,717 123.8 ü

VB Vanguard SC MZ2USP 4,299 25.2 ü

SCHA Schwab US SC DWST 637 6.0 ü

JKJ iShares Mrngstr SC MSCRT 150 0.6

SLY SPDR S&P SC 600 SML 102 0.7

VTWO Vanguard Russell 2000 RU20INTR 71 1.0

VIOO Vanguard S&P SC 600 SPTRSMCP 20 0.2

EWRS Guggenheim Russell 2000 EW RU2ESCTR 19 0.3

EWSM Guggenheim S&P 600 EW SMLEWI 7 0.0

FOS Focus Mrngstr SC MSCP 5 0.1

Micro Cap Broad-Based

IWC iShares Russell Microcap RUMRINTR $486 $4.7 ü

FDM First Trust DJ Sel MicroCap DJSM 58 0.3

PZI PwrShrs Zacks MicroCap ZAX 34 0.2

WMCR Wilshire Micro-Cap W5KMICRO 16 0.3

Sym Name

Bberg

Index

Assets

($MM)

Avg Vol

($MM) Opt.

US Indices: Value

Total Market Value

IWW iShares Russell 3000 Value RU30VATR $304 $3.3

Large Cap Value

IWD iShares Russell 1000 Value RU10VATR $12,076 $128.8 ü

VTV Vanguard Value MZ2USMV 5,797 22.6 ü

IVE iShares S&P 500 Value SPTRSVX 4,447 28.4 ü

MGV Vanguard Mega Cap 300 Val MZ1USSV 393 1.4

SCHV Schwab US LC Value DWLVT 330 2.4 ü

JKF iShares Mrngstr LC Value MLVLT 250 1.3

SPYV SPDR S&P 500 Value SPTRSVX 177 0.3

IWX iShares Russell T200 Value RUTPVATR 140 2.1

RPV Guggenheim S&P 500 PureVal SPXPV 92 0.8

VONV Vanguard Russell 1000 Val RU10VATR 45 0.5

VOOV Vanguard S&P 500 Val SPTRSVX 37 0.2

Mid Cap Value

IWS iShares Russell MC Value RUMCVATR $3,147 $24.8 ü

IJJ iShares S&P MC 400 Value MIDV 2,191 13.9 ü

VOE Vanguard MC Value MZ2USI 952 5.2

JKI iShares Mrngstr MC Value MMVLT 103 0.3

RFV Guggenheim S&P 400 PureVal SPMPV 41 0.3

MDYV SPDR S&P MC 400 Value SPTRMV 29 0.2

IVOV Vanguard S&P MC 400 Val SPTRMV 13 0.1

Small Cap Value

IWN iShares Russell 2000 Value RU20VATR $3,962 $116.6 ü

IJS iShares S&P SC 600 Value SMLV 2,283 18.7 ü

VBR Vanguard SC Value MZ2USSG 1,997 7.8 ü

JKL iShares Mrngstr SC Value MSVLT 159 0.8

SLYV SPDR S&P SC 600 Value SPTRSV 141 0.8

RZV Guggenheim S&P 600 PureVal SPSPV 78 0.5

VIOV Vanguard S&P SC 600 Val SPTRSV 16 0.1

VTWV Vanguard Russell 2000 Val RU20VATR 12 0.1

US Indices: Growth

Total Market Growth

IWZ iShares Russell 3000 Gro RU30GRTR $344 $3.0

Large Cap Growth

IWF iShares Russell 1000 Gro RU10GRTR $16,661 $157.5 ü

VUG Vanguard Growth MZ2USM 7,315 31.5 ü

IVW iShares S&P 500 Growth SPTRSGX 7,202 38.6 ü

MGK Vanguard Mega Cap 300 Gro MZ1USS 686 3.5

JKE iShares Mrngstr LC Growth MLGRT 446 1.8

SCHG Schwab US LC Growth DWLGT 444 3.3 ü

IWY iShares Russell T200 Growth RUTPGRTR 348 4.1

RPG Guggenheim S&P 500 PureGro SPXPG 315 2.8

SPYG SPDR S&P 500 Growth SPTRSGX 228 1.0

VONG Vanguard Russell 1000 Gro RU10GRTR 76 1.1

VOOG Vanguard S&P 500 Growth SPTRSGX 74 0.6

Mid Cap Growth

IWP iShares Russell MC Growth RUMCGRTR $3,500 $38.5 ü

IJK iShares S&P MC 400 Growth MIDG 3,066 22.5 ü

VOT Vanguard MC Growth MZ2USDG 1,315 8.0 ü

RFG Guggenheim S&P 400 PureGro SPMPG 612 9.0

JKH iShares Mrngstr MC Growth MMGRT 171 0.8

MDYG SPDR S&P MC 400 Growth SPTRMG 66 0.5

IVOG Vanguard S&P MC 400 Gro SPTRMG 34 0.3

Small Cap Growth

IWO iShares Russell 2000 Gro RU20GRTR $3,971 $151.8 ü

VBK Vanguard SC Growth MZ2USPV 2,147 13.5 ü

IJT iShares S&P SC 600 Growth SMLG 1,700 13.5 ü

SLYG SPDR S&P SC 600 Growth SPTRSG 160 0.7

JKK iShares Mrngstr SC Growth MSGRT 92 0.8

RZG Guggenheim S&P 600 PureGro SPSPG 82 1.2

VTWG Vanguard Russell 2000 Gro RU20GRTR 20 1.0

VIOG Vanguard S&P SC 600 Gro SPTRSG 17 0.2

Exchange Traded Funds (ETFs) Equities

1 All average volume calculations in this guide were calculated over the period between October 5, 2011 to April 5, 2012.

* Opt. denotes US listed options trading available on the underlying security.

2 | ETF & ETN Guide Q2 2012 Sym Name Bberg Index Assets ($MM) Avg Vol ($MM) Opt..* US Sectors Consumer Discretionary XLY Cons Discret Sector SPDR IXY $3,182 $235.7 ü XHB SPDR S&P Homebuilders SPSIHOTR 1,317 114.4 ü XRT SPDR S&P Retail SPSIRETR 799 403.2 ü ITB iShares DJ US Home Constr DJSHMBT 597 18.5 ü FXD First Trust Cons Discr STRQCD 577 6.4 ü VCR Vanguard Cons Discret M2US5CDI 505 3.2 IYC iShares DJ US Cons Svcs DJUSCYT 307 3.3 RXI iShares S&P Glb Cons Discr SGD 172 1.2 PBS PowerShares Dyn Media DZM 144 0.9 BJK Market Vectors-Gaming WAGRT 85 0.9 PMR PowerShares Dyn Retail DWR 80 1.2 RTH Market Vectors Retail MVRTHTR 70 12.8 ü RCD Guggenheim S&P 500 EW CD S25 63 0.7 PSCD PwrShr S&P SC Cons Dis SPSU6CDT 62 0.4 PEJ PwrShrs Dyn Leisure & Ent DZL 55 0.7 PKB PwrShrs Dyn Build & Constr DWCX 32 0.2 PEZ PwrShrs Dyn Cons Discr EZZ 21 0.1 EMDI iShares MSCI EM ConsDisc M1EF0CD 11 0.0 IPD SPDR S&P Intl Cons Discret SPBMUCUP 9 0.1 AXDI iShrs MSCI ACWIxUS ConsDisc MSWDUCDN 6 0.0 FCL Focus Mrngstr Cons Cycl MCCS 6 0.0 VROM Global X Auto AUTOSTR 5 0.1 CARZ Frst Trst NASDAQ Global Auto QAUTO 4 0.1 VGEM EGShares Cons Svcs GEMS DJECN 1 0.0 Consumer Staples XLP Cons Staples Sector SPDR IXR $5,445 $216.1 ü VDC Vanguard Cons Staples M2US5CSI 1,001 6.7 KXI iShares S&P Glb Cons Stap SGCS 471 3.4 FXG First Trust Cons Staples STRQCS 418 5.9 IYK iShares DJ US Cons Goods DJUSNCT 408 3.4 PBJ PwrShrs Dyn Food & Bev DZF 172 2.7 PSL PowerShares Dyn Cons Stap EZS 39 0.2 RHS Guggenheim S&P 500 EW CS S30 36 0.5 PSCC PwrShr S&P SC Cons St SPSU6CST 20 0.3 IPS SPDR S&P Intl Cons Stap SPBMU3UP 20 0.3 FCD Focus Mrngstr Cons Defensi MCDS 6 0.0 AXSL iShrs MSCI ACWIxUS Cons St MSWDUCSN 3 0.0 GGEM EGShares Cons Goods GEMS DJECG 1 0.0 Energy XLE Energy Sector SPDR IXE $7,256 $1,159.1 ü VDE Vanguard Energy M2US5ENI 1,843 14.5 ü IXC iShares S&P Glb Energy SGES 1,205 10.3 ü OIH Market Vectors Oil Service MVOIHTR 1,068 191.3 ü IYE iShares DJ US Energy DJUSENT 934 9.0 ü XOP SPDR S&P Oil & Gas E&P SPSIOPTR 841 297.0 ü IEZ iShares DJ US Oil Eqp&Svc DJSOEST 469 11.8 ü IEO iShares DJ US O&G E&P DJSOEPT 362 12.3 ü FCG First Trust ISE Nat Gas FUM 355 5.9 ü XES SPDR S&P O&G Equip&Svcs SPSIOS 328 8.7 ü KOL Market Vectors-Coal TCOAL 214 8.5 ü PXI PowerShares Dyn Energy EZK 151 1.7 PXJ PwrShrs Dyn Oil & Gas Svcs DWO 150 1.8 ü ENY Guggenheim Canada Energy SWMEID 106 0.9 NLR Mkt Vect Nuclear Energy DXNE 92 0.7 ü FXN First Trust Energy STRQEN 90 1.0 PXE PwrShrs Dyn Energy E&P DWE 69 0.6 PSCE PwrShr S&P SC Energy SPSU6ET 69 1.0 RYE Guggenheim S&P 500 EW Ener S10 35 0.4 GNAT WisdomTree Glb Natl Resour WTIDGNRT 31 0.2 FRAK MktVctrs Unconventional O&G MVFRAKTR 17 0.8 ü PKN PwrShrs Glb Nuclear Energy WNAI 15 0.1 PKOL PowerShares Global Coal QCOL 13 0.2 NUCL iShares S&P Glb Nuclr Ener SPGTNEN 12 0.0 IPW SPDR S&P Intl Energy SPBMU1UP 11 0.1 OGEM EGShares Energy GEMS DJEEO 11 0.1 WCAT Jefferies TR/J CRB Wildcat WCATI 10 0.1 EMEY iShares MSCI EM Energy MXEF5EN 9 0.0 FEG Focus Mrngstr Energy MES 6 0.2 Sym Name Bberg Index Assets ($MM) Avg Vol ($MM) Opt. US Sectors (continued) Energy (continued) AXEN iShrs MSCI ACWIxUS Energy MSWDUENN 6 0.1 CHIE Global X China Energy CHIE 5 0.1 FILL iShrs MSCI Glb Energy Prod M1WDSEPI 5 0.1 IOIL IQ Global Oil SC IQSMOILT 3 0.1 Financials XLF Financial Sector SPDR IXM $7,130 $1,223.5 ü KBE SPDR S&P Bank SPSIBK 1,830 94.0 ü KRE SPDR S&P Regional Bank SPSIRBK 1,098 74.6 ü VFH Vanguard Financials M2US5FNI 765 5.6 ü IYF iShares DJ US Financial DJUSFNT 523 22.2 ü IYG iShares DJ US Finan Svcs DJUSFV 321 4.0 ü FXO First Trust Financial STRQFN 198 2.2 ü IXG iShares S&P Glb Financials SGFS 180 2.1 IAT iShares DJ US Reg Banks DJSRBKT 139 1.3 ü KIE SPDR S&P Insurance SPSIINS 123 5.8 ü PSCF PwrShr S&P SC Finance SPSU6FT 77 0.3 KBWD PwrShrs KBW High Div Fin KDX 74 1.0 IAI iShares DJ US Broker Dlrs DJSINVT 72 1.0 ü IAK iShares DJ US Insurance DJSINST 70 0.7 KBWB PowerShares KBW Bank BKX 46 11.5 ü KCE SPDR S&P Capital Markets SPSICM 37 1.5 ü RKH Market Vectors Bank & Brkr MVRKHTR 35 1.5 ü EUFN iShares MSCI Europe Fin MXEU0FN 23 0.8 KBWR PowerShares KBW Reg Bank na 21 0.9 PFI PowerShares Dyn Financial EZF 19 0.1 RYF Guggenheim S&P 500 EW Fin S40 15 0.2 CHIX Global X China Financials CHIF 14 0.4 ü PJB PowerShares Dyn Banking DHD 13 0.0 RWW RevenueShares Financial REVWFINT 9 0.1 QABA Frst Trst NQ ABA Comm Bk ABQI 8 0.1 PIC PowerShares Dyn Insurance DWJ 7 0.0 KBWC PowerShares KBW Cap Mkts na 7 0.2 KBWI PowerShares KBW Insurance na 6 0.2 BRAF Global X Brazil Financials na 6 0.1 KBWP PowerShares KBW Prop&Cas KPX 5 0.0 IPF SPDR S&P Intl Financials SPBMU4UP 5 0.1 FFL Focus Mrngstr Finl Serv MFSS 5 0.1 FGEM EGShares Financials GEMS DJEFN 4 0.0 KME SPDR S&P Mortgage Finance SPSIMF 4 0.0 EMFN iShares MSCI EM Financials MXEF0FN 4 0.1 KBWX PowerShares KBW Intl Finan KGX 3 0.0 FEFN iShares MSCI Far East Fin MXFA0FN 2 0.0 AXFN iShares MSCI ACWI exUS Fin MXWDUFN 2 0.0 Health Care XLV Health Care Sector SPDR IXV $4,129 $243.0 ü IBB iShares Nasdaq Biotech NBI 1,875 58.9 ü VHT Vanguard Health Care M2US5HCI 810 4.3 IYH iShares DJ US Healthcare DJUSHC 617 4.3 ü FXH First Trust Health Care STRQHC 592 8.3 IXJ iShares S&P Glb Healthcare SGH 560 3.1 XBI SPDR S&P Biotech SPSIBITR 537 15.5 ü IHE iShares DJ US Pharmaceut DJSPHMT 367 4.0 IHI iShares DJ US Med Equip DJSMDQT 341 3.1 XPH SPDR S&P Pharmaceuticals SPSIPHTR 338 2.8 PJP PowerShares Dyn Pharma DZR 264 2.8 PPH Market Vectors Pharma MVPPHTR 261 9.5 ü IHF iShares DJ US HC Providers DJSHCPT 252 4.1 ü FBT Frst Trst NYSE Arca Biotech BTK 239 7.0 ü PBE PwrShr Dyn Biotech & Gen DZO 139 0.6 PSCH PwrShr S&P SC Healthca SPSU6HCT 121 0.7 RYH Guggenheim S&P 500 EW HC S35 120 4.2 BBH Market Vectors Biotech MVBBHTR 109 1.4 ü PTH PowerShares Dyn Healthcare EZX 37 0.3 XHE SPDR S&P HC Equipment SPSIHE 22 0.3 IRY SPDR S&P Intl Health Care SPBMUHUP 19 0.2 XHS SPDR S&P HC Srvs SPSIHP 13 0.1 AXHE iShrs MSCI ACWIxUS Health MSWDUHCN 9 0.1 FHC Focus Mrngstr Health Care MHS 6 0.0 HGEM EGShares HealthCare GEMS DJEHK 2 0.0 Exchange Traded Funds (ETFs) Equities * Opt. denotes US listed options trading available on the underlying security.

3 Sym Name Bberg Index Assets ($MM) Avg Vol ($MM) Opt..* US Sectors (continued) Industrials XLI Industrial Sector SPDR IXI $3,252 $536.2 ü VIS Vanguard Industrials M2US5INI 496 3.2 IYT iShares DJ Transportation DJTTR 490 54.2 ü IYJ iShares DJ US Industrial DJUSINT 430 4.0 EXI iShares S&P Glb Industrial SGN 199 1.2 ITA iShares DJ US Aerosp & Def DJSASDT 109 0.9 PPA PwrShrs Aerospace & Def DXS 55 2.0 FXR First Trust Industrials STRQIN 49 2.3 PSCI PwrShr S&P SC Indust SPSU6IT 35 0.2 RGI Guggenheim S&P 500 EW Inds S20 34 0.6 PRN PowerShares Dyn Industrial EZL 31 0.3 XAR SPDR S&P Aero & Def SPSIAD 15 0.2 FAA Guggenheim Airline AXGALTR 15 0.2 ü IPN SPDR S&P Intl Industrials SPBMU2UP 14 0.5 XTN SPDR S&P Transportation SPSITN 13 0.2 FIL Focus Mrngstr Industrials MIS 5 0.0 CHII Global X China Industrials CHII 5 0.1 ü IGEM EGShares Industrial GEMS DJEID 3 0.0 AXID iShrs MSCI ACWIxUS Indust MSWDUINN 3 0.0 Materials GDX Market Vectors Gold Miners GDM $7,759 $690.7 ü XLB Materials Sector SPDR IXB 1,967 379.4 ü GDXJ Mkt Vect Junior Gold Miners MVGDXJTR 1,949 81.2 ü XME SPDR S&P Metals & Mining SPSIMM 694 190.3 ü VAW Vanguard Materials M2US5MTI 644 5.8 ü IYM iShares DJ US Basic Mat DJUSBMT 574 30.2 ü MXI iShares S&P Glb Materials SGM 527 4.6 SIL Global X Silver Miners SOLGLOSI 303 5.1 ü REMX MrktVctrs RareEarth/StratMet MVREMXTR 216 2.0 ü FXZ First Trust Materials STRQMT 189 4.2 ü URA Global X Uranium SOLURA 172 2.2 ü WOOD iShares S&P Glb Timb&For SPGTTFT 160 1.2 SLX Market Vectors Steel STEEL 142 5.2 ü CUT Guggenheim Timber CGTBR 123 0.9 PYZ PwrShrs Dyn Basic Material EZBX 66 0.6 CU First Trust ISE Glb Copper ISC 54 1.0 ü PSAU PwrShrs Glb Gold&PrecMet QGLD 42 0.3 RTM Guggenheim S&P 500 EW Mats S15 37 0.3 COPX Global X Copper Miners SOLGLOCO 33 0.8 ü CCXE WisdomTree Comm Country WTIDCCET 31 0.2 SOIL Global X Fertilizer/Potash SOLFERT 28 0.5 GLDX Global X Gold Explorers SOLGLDX 26 0.4 ü RING iShrs MSCI Glb Gold Miners M1WDS1MI 21 0.6 EMT EGShares EM Met & Min DJEMT 14 0.1 IRV SPDR S&P Intl Materials SPBMU6UP 13 0.2 PLTM First Trust ISE Glb Platin ORE 10 0.2 ü EMMT iShares MSCI EM Materials MXEF0MT 8 0.0 GGGG Global X Pure Gold Miners SOLGGGG 5 0.1 FBM Focus Mrngstr Basic Mat MBMS 4 0.1 SLVP iShrs MSCI Glb Silv Miners M1WDSSMI 4 0.1 PSCM PwrShr S&P SC Mater SPSU6MT 4 0.1 PSTL PowerShares Global Steel QSTL 4 0.0 AXMT iShrs MSCI ACWIxUS Mater MSWDUMTN 3 0.0 CHIM Global X China Materials CHIMAT 3 0.0 ALUM Global X Aluminum SOLALU 3 0.0 LGEM EGShares Basic Mat GEMS DJEBM 2 0.0 PICK iShrs MSCI GlbSel Met&Min M1WDS1PI 2 0.1 Multi-Sector QQQ PowerShares QQQ NDX $35,763 $3,172.8 ü MOO Mkt Vectors Agribusiness DXAG 5,884 48.7 ü IGE iShares S&P NA Nat Res SPGSSINR 1,785 11.0 ü IGF iShares S&P Glb Infrastruc SPGTINNT 428 2.1 ECON EGShares EM Consumer Titan DJECON 403 2.8 GUNR FlxShr Glb Upstream NatRes MUNRT 268 1.6 GNR SPDR S&P Glb Nat Resour SPGNRUP 257 2.8 HAP Market Vectors Hard Assets RVEIT 177 1.7 CHIQ Global X China Consumer CHIQ 133 1.6 ü PXR PwrShrs EM Infrastruct EIBI 124 0.8 EMIF iShares S&P EM Infrastruc SPGEIFDT 120 0.6 Sym Name Bberg Index Assets ($MM) Avg Vol ($MM) Opt. US Sectors (continued) Multi-Sector (continued) PAGG PwrShrs Global Agriculture QAGR 112 0.5 LIT Global X Lithium SOLLIT 93 0.4 ü BRXX EGShares Brazil Infr IBRXX 90 0.6 INXX EGShares India Infr EGSXIIXT 61 0.2 PSCU PwrShr S&P SC Util SPSU6UT 45 0.2 BRAQ Global X Brazil Consumer SOLBZLC 42 0.4 CROP IQ Global Agribusiness SC IQSMCROT 40 0.4 ü SEA Guggenheim Shipping DJGSHT 37 0.9 ü QQXT First Trust NDX Ex-Tech NDXM 36 0.3 FLM First Trust ISE Glb Eng&Cons CVL 36 0.2 PXN PowerShares Lux Nanotech LUXNI 22 0.1 FONE FrstTrst NDAQ CEA Smrtphn QFON 15 0.1 GRID First Trust NQ Smart Grid QGRD 14 0.1 CHXX EGShares China Infr ICHXX 13 0.1 VEGI iShares MSCI Glb Agri Prod M1WDSGPI 5 0.1 QQQE Direxion NASDAQ-100 EW NDXE 4 0.6 INCO EGShares India Consumer IINCOT 2 0.0 Real Estate VNQ Vanguard REIT RMZ $11,532 $122.2 ü IYR iShares DJ US Real Estate DJUSRET 3,629 386.4 ü ICF iShares C&S Realty Majors RMP 2,730 40.9 ü RWX SPDR DJ Intl Real Estate DWXRSN 2,635 17.3 RWR SPDR DJ REIT DWRTF 1,773 15.9 ü FRI First Trust S&P REIT SPREIT 418 4.3 ü RWO SPDR DJ Glb Real Estate DWGRSN 417 3.2 IFGL iShares F E/N Devel RExUS TRGXUU 394 1.7 SCHH Schwab US REIT DWRTFT 330 3.5 REM iShares FTSE NAREIT Mrtge TFNMRC 299 2.7 ü VNQI Vanguard GlblxUS Real Est SPBMGUU 243 1.5 REZ iShares FTSE NAREIT Resid TFN17C 174 2.8 WPS iShares S&P DevelxUS Prpty SPBMWUUT 130 0.5 DRW WisdomTree GlblxUS RealEst WTIRGRET 107 1.2 FFR Frst Trst EPRA/NAREIT Glb UNGL 79 0.6 GRI C&S Global Realty Majors GRM 65 0.4 FTY iShares FTSE NAREIT RE 50 FNR5TR 51 0.5 ROOF IQ US Real Estate SC IQSMREST 32 0.1 IFAS iShares FTSE E/N Asia TRGASU 28 0.2 MORT Market Vectors Mortg REIT MVMORTTR 28 0.4 IFNA iShares FTSE E/N North Am TRGNAU 23 0.2 TAO Guggenheim China RE ACNRET 22 0.3 ü IFEU iShares FTSE E/N Europe NUPRA 12 0.1 RTL iShares FTSE NAREIT Retail TFN20C 11 0.1 WREI Wilshire US REIT WILREIT 10 0.1 FNIO iShares FTSE NAREIT Indu TFN13C 10 0.1 KBWY PwrShrs KBW Prem Yld REIT KYX 8 0.1 FRL Focus Mrngstr Real Estate MRETS 5 0.0 Technology XLK Technology Sector SPDR IXT $9,560 $251.0 ü VGT Vanguard Technoloy M2US5ITI 2,465 12.7 ü IYW iShares DJ US Technology DJUSTCT 1,764 13.7 ü IXN iShares S&P Glb Technology SGI 652 4.6 IGV iShares S&P NA Software SPGSTISO 575 7.7 ü FDN First Trust DJ Internet DJINET 533 7.0 ü IGM iShares S&P NA Technology SPGSTI 450 2.1 SMH Market Vectors Semicons MVSMHTR 280 50.5 ü IGN iShares S&P NA MMedia Ntwk SPGSTIIP 254 1.9 ü SOXX iShares PHLX SOX Semicond SOX 252 15.0 ü FXL First Trust Technology STRQTC 243 3.3 MTK SPDR MS Technology MSH 189 0.6 QTEC First Trust NDX Technology NDXT 174 1.9 ü RYT Guggenheim S&P 500 EW Tech S45 152 0.9 PSCT PwrShr S&P SC Info Tech SPSU6TT 105 1.0 QQEW First Trust NDX Equal Wgt NDXE 97 1.5 ü PXQ PowerShares Dyn Networking DZN 95 1.2 ü SKYY First Trust ISE Cloud Comp CPQ 87 0.9 ü PNQI PwrShrs NASDAQ Internet QNET 63 0.7 XSD SPDR S&P Semiconductor SPSISCTR 53 2.5 PSJ PowerShares Dyn Software DZC 49 0.3 PTF PowerShares Dyn Technology EZV 31 0.1 Exchange Traded Funds (ETFs) Equities * Opt. denotes US listed options trading available on the underlying security.

4 | ETF & ETN Guide Q2 2012 Sym Name Bberg Index Assets ($MM) Avg Vol ($MM) Opt..* US Sectors (continued) Technology (continued) CQQQ Guggenheim China Tech ACNITTR 26 0.2 ü XSW SPDR S&P Software & Srvs SPSISS 22 0.2 PSI PwrShrs Dyn Semiconductors DZE 21 0.2 IPK SPDR S&P Intl Technogy SPBMUTUP 14 0.2 SOCL Global X Social Media SOCL 11 0.4 ü FTQ Focus Mrngstr Technology MTS 7 0.1 AAIT iShrs MSCI AC Asia InfoTech MSIAITNU 5 0.0 QQQC Global X NASDAQ China Tech CHIT 5 0.0 AXIT iShrs MSCI ACWIxUS Info Te MSWDUITN 3 0.0 QGEM EGShares Technology GEMS DJETX 2 0.0 Telecommunications IYZ iShares DJ US Telecomm DJSTELT $501 $9.2 ü IXP iShares S&P Glb Telecomm SGT 444 3.3 VOX Vanguard Telecomm M2US5TCI 432 3.2 IST SPDR S&P Intl Telecomm SPBMU5UP 19 0.3 XTL SPDR S&P Telecom SPSITE 9 0.2 FCQ Focus Mrngstr Comm MCSS 5 0.0 TGEM EGShares Telecom GEMS DJETS 3 0.0 AXTE iShrs MSCI ACWIxUS Teleco MSWDUTCN 3 0.0 Utilities XLU Utilities Sector SPDR IXU $6,103 $253.8 ü VPU Vanguard Utilities M2US5UTI 1,032 6.6 IDU iShares DJ US Utilities DJUSUTT 648 5.4 ü JXI iShares S&P Glb Utilities SGU 270 2.1 FXU First Trust Utilities STRQUT 166 7.7 PUI PowerShares Dyn Utilities DWU 44 0.2 RYU Guggenheim S&P 500 EW Util S55 43 0.6 GII SPDR Glb Infrastruct 100 MCGIGIDT 36 0.2 DBU WisdomTree GlobalxUS Util WTIDGXUT 30 0.2 IPU SPDR S&P Intl Utilities SPBMUUUP 14 0.1 FUI Focus Mrngstr Utilities MUS 7 0.0 AXUT iShrs MSCI ACWIxUS Utilit MSWDUUTN 4 0.1 UGEM EGShares Utilities GEMS DJEUT 3 0.0 Water & Clean Energy PHO PowerShares Water Resour GWATUSL $876 $3.8 ü PIO PowerShares Global Water GWATERL 243 1.3 CGW Guggenheim S&P Glb Water SPGTAQTR 190 0.7 PBW PwrShrs WH Clean Energy ECO 185 1.8 ü PZD PowerShares Cleantech CTIUS 101 0.3 PBD PwrShrs Glb Clean Energy NEX 79 0.4 FIW First Trust ISE Water HHO 67 0.4 ü TAN Guggenheim Solar SUNIDX 64 2.4 ü GEX Mkt Vec Glb Alt Energy AGIXLT 57 0.4 ü PUW PwrShrs WH Progr Energy WHPRO 48 0.2 ICLN iShares S&P Glb Clean En SPGTCLNT 34 0.2 FAN First Trust Glb Wind Ener GWE 26 0.2 EVX Mkt Vec Environment Svcs AXENV 26 0.1 QCLN First Trust NQ Green Energy CELS 19 0.1 PWND PwrShrs Global Wind Energy QWND 14 0.1 KWT Market Vectors Solar Ener SOLRXT 12 0.2 ü International Global EFA iShares MSCI EAFE NDDUEAFE $36,616 $1,126.2 ü VEA Vanguard MSCI Euro Pac NDDUEAFE 8,246 77.5 ü VEU Vanguard FTSE All-Wrld xUS GPVAN2TR 6,704 39.8 ü ACWI iShares MSCI ACWI NDUEACWF 2,707 32.2 ü SCZ iShares MSCI EAFE SC NCUDEAFE 1,407 13.8 ü EFV iShares MSCI EAFE Value NDUVEAFF 1,303 8.6 ü VT Vanguard Total World FTAW01 1,219 8.9 ü EFG iShares MSCI EAFE Growth NDUGEAFF 1,208 7.0 ü IOO iShares S&P Global 100 SPTR100N 1,043 5.2 ü VSS Vanguard FTSE AWxUS SC FSMUGXUS 959 5.0 ACWX iShares MSCI ACWI ex US NDUEACWZ 940 12.6 SCHF Schwab International Equity FTAD02 749 4.4 ü VXUS Vanguard Total Intl Stock MIMUAWUN 746 6.3 GWX SPDR S&P Intl SC STBMWUU2 720 3.9 TOK iShares MSCI Kokusai NDDUKOK 625 0.4 Sym Name Bberg Index Assets ($MM) Avg Vol ($MM) Opt. International (continued) Global (continued) CWI SPDR MSCI ACWI ex-US NDUEACWZ 460 5.7 SCHC Schwab Intl Small-Cap GPSCW002 164 0.9 ü GWL SPDR S&P World ex-US SCRTWU 161 1.0 DGT SPDR Global Dow GDOWD 98 0.5 ADRD BLDRS DM 100 ADR BKTDM 53 0.2 MDD SPDR S&P Intl MC SPBMUMUP 38 0.1 IFSM iShares FTSE Dev SC ex NA FSZUDXNA 34 0.2 DBEF db-X MSCI EAFE Crncy-Hdg M0EFHUSD 34 0.4 URTH iShares MSCI World NDDUWI 22 0.0 EWEF Guggenheim MSCI EAFE EW M2EAEWGT 11 0.2 ACIM SPDR MSCI ACWI IMI MXWDIM 5 0.0 Asia Pacific EWJ iShares MSCI Japan NDDUJN $5,530 $155.3 ü EPP iShares MSCI Pacific ex-JP NDDUPFXJ 3,385 29.6 ü AAXJ iShares MSCI AC Asia ex JP NDUECAXJ 2,642 32.8 ü EWA iShares MSCI Australia NDDUAS 2,617 79.2 ü EWH iShares MSCI Hong Kong NDDUHK 1,711 102.5 ü VPL Vanguard MSCI Pacific NDDUP 1,545 11.1 ü EWS iShares MSCI Singapore NDDUSG 1,513 22.9 ü AIA iShares S&P Asia 50 SPAS50NT 202 1.2 NKY MAXIS Nikkei 225 Index NKY 192 2.4 ü ENZL iShares MSCI NZ Inves Mkt MIMUNZLN 116 1.2 JSC SPDR Russ/Nom Japan SC RNIRIS 92 0.5 ITF iShares S&P/TOPIX 150 SPTR150N 76 0.3 SCJ iShares MSCI Japan SC NCUAJN 54 0.5 ADRA BLDRS Asia 50 ADR BKTAS 32 0.1 KROO IQ Australia SC IQSMAUST 16 0.1 JPP SPDR Russ/Nom Prime JP RNPRI 15 0.1 AXJS iShares MSCI AC Asia ex JP MXASJSC 11 0.0 EWHS iShares MSCI HK SC NCUAHK 6 0.0 DBJP db-X MSCI Japan Crncy-Hdg M0JPHUSD 5 0.1 EWSS iShares MSCI Singapore SC NCUASG 3 0.0 EWAS iShares MSCI Australia SC NCUAAS 3 0.1 Europe EWG iShares MSCI Germany NDDUGR $2,896 $105.5 ü VGK Vanguard MSCI European NDDUE15 2,572 84.8 ü EWU iShares MSCI UK NDDUUK 1,470 31.0 ü IEV iShares S&P Europe 350 SPTR350N 996 13.5 ü EZU iShares MSCI EMU NDDUEMU 752 10.2 ü EWL iShares MSCI Switzerland NDDUSZ 550 4.4 ü FEZ SPDR EURO STOXX 50 SX5U 449 5.7 EWD iShares MSCI Sweden NDDUSW 352 6.3 EWQ iShares MSCI France NDDUFR 279 8.5 ü EWI iShares MSCI Italy NDDUIT 148 5.2 ü EWP iShares MSCI Spain NDDUSP 94 5.2 ü EIS iShares MSCI Israel Capped MISCNU 79 1.2 EWO iShares MSCI Austria IMI MIMUATAN 71 1.6 EWN iShares MSCI Netherl IMI MIMUNETN 62 1.6 NORW Global X Norway 30 NORWAY30 52 1.0 FEU SPDR STOXX 50 SX5P 29 0.2 EWK iShares MSCI Belgium IMI MIMUBELN 26 0.5 GXF Global X FTSE Nordic Reg N30X 25 0.3 ADRU BLDRS Europe 100 ADR BKTEUR 14 0.0 EIRL iShares MSCI Irelnd Cap IMI MSEUII$N 8 0.2 GERJ Market Vectors Germany SC MVGERJTR 3 0.0 GREK Global X FTSE Greece 20 ASECU 3 0.2 EDEN iShares MSCI DK Cap IMI M1DK5IM 3 0.2 EWGS iShares MSCI Germany SC NCUDGR 3 0.1 EWUS iShares MSCI UK SC NCUDUK 3 0.1 ENOR iShares MSCI Norway Cap IMI M1NO5IM 3 0.3 EFNL iShares MSCI FI Cap IMI M1FI5IM 3 0.1 North America EWC iShares MSCI Canada NDDUCA $4,583 $61.2 ü CNDA IQ Canada SC IQSMCANT 31 0.3 ü EWCS iShares MSCI Canada SC NCUDCA 5 0.0 DBCN db-X MSCI Canada Crncy-Hdg M0CAHUSD 5 0.0 TSXV GlblX SPTSX Venture 30 Can VXTUAR 3 0.0 Exchange Traded Funds (ETFs) Equities * Opt. denotes US listed options trading available on the underlying security.

Exchange Traded Funds (ETFs) Equities

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.*
International (continued)					
Emerging Markets – Global					
VWO	Vanguard MSCI EM	NDUEEGF	$54,547	$900.7	✓
EEM	iShares MSCI Emg Mkts	NDUEEGF	39,408	2,392.7	✓
EWX	SPDR S&P Emerging SC	SPBMKSUP	924	4.5	
SCHE	Schwab Emrg Markets Equity	FTAG01	569	4.9	✓
ADRE	BLDRS EM 50 ADR	BKTEM	433	1.8	
GMM	SPDR S&P Emg Mkts	STBMEMU	177	1.3	
FRN	Guggenheim Frontier Mkts	BKNFRR	141	0.9	
EEMS	iShares MSCI EM SC	MSLUEMRN	46	0.2	
EWEM	Guggenheim MSCI EM EW	M2EFEWGT	14	0.3	
AGEM	EGShares GEMS Composite	DJEEG	14	0.1	
EGRW	iShares MSCI EM Growth	NDUEEGFN	11	0.0	
EVAL	iShares MSCI EM Value	NUVEEMVN	10	0.0	
EMFT	SPDR MSCI EM 50	MXEF50	5	0.0	
DBEM	db-X MSCI EM Crncy-Hdg	MDEMHUSD	5	0.1	
EMER	IQ Emerging Mkts MC	IQMDEMGT	2	0.0	
Emerging Markets – Regional					
EWZ	iShares MSCI Brazil	NDUEBRAF	$9,014	$972.5	✓
FXI	iShares FTSE China 25	GPDEU3TR	6,100	771.7	✓
EWY	iShares MSCI South Korea	NDEUSKO	3,365	147.0	✓
EWT	iShares MSCI Taiwan	NDEUSTW	2,406	105.5	✓
RSX	Market Vectors Russia	DXRPUS	2,133	145.7	✓
ILF	iShares S&P Latin Amer 40	SPTRL40N	2,025	66.4	✓
EWW	iShares MSCI Mexico IMI	MIMUMEXN	1,282	149.5	✓
EWM	iShares MSCI Malaysia	NDDUMAF	928	25.4	✓
GXC	SPDR S&P China	SCRTCN	902	12.5	✓
BKF	iShares MSCI BRIC	NDUEBRIC	879	9.8	
ECH	iShares MSCI Chile IMI	MIMUCHLN	729	11.7	✓
THD	iShares MSCI Thailand	MIMUTHAN	717	15.9	
BRF	Market Vectors Brazil SC	MVBRFTR	697	11.6	✓
EPU	iShares MSCI All Peru	MXPECAPD	554	6.8	✓
EZA	iShares MSCI South Africa	NDEUSSA	540	18.8	✓
IDX	Market Vectors Indonesia	MVIDXTR	540	11.4	
GMF	SPDR S&P EM Asia Pacific	STBMAEU	467	4.6	
MCHI	iShares MSCI China	NDEUCHF	461	4.5	
EEB	Guggenheim BRIC	BKNBICT	442	2.5	✓
TUR	iShares MSCI Turkey	MIMUTURN	430	12.7	
PIN	PowerShares India	III	407	11.5	✓
BIK	SPDR S&P BRIC 40	SPTRBRIC	394	3.8	
INDY	iShares S&P India Nifty 50	BXTRNIFT	351	3.4	✓
VNM	Market Vectors Vietnam	MVVNMTR	314	3.2	
EIDO	iShares MSCI Indonesia IMI	MIMUINON	275	7.1	
PGJ	PwrShr Golden Dragon China	HXC	250	1.0	✓
HAO	Guggenheim China SC	ACNSC	176	2.4	✓
GXG	Global X FTSE Colombia 20	COLOMG20	161	2.2	
GML	SPDR S&P EM Lat Am	SCRTLA	149	1.5	
EPOL	iShares MSCI Poland IMI	MIMUPOLN	133	1.7	
EPHE	iShares MSCI Philippines IMI	MIMUPHIN	114	2.1	
ERUS	iShares MSCI Russia Capped	MSEURUSN	114	2.8	
GUR	SPDR S&P Emerging Europe	STBMEECQ	102	1.3	✓
GAF	SPDR S&P EM Middle East	STBMMEU	97	0.4	
FNI	First Trust ISE Chindia	ICK	91	0.6	✓
AFK	Market Vectors-Africa	DJAFKT	76	0.5	
RBL	SPDR S&P Russia	SPCQXRUP	66	1.4	
EWZS	iShares MSCI Brazil SC	MSLUBRZN	64	0.7	
YAO	Guggenheim China All-Cap	ACNACTR	58	0.4	✓
SCIF	Market Vectors India SC	MVSCIFTR	57	0.7	✓
BICK	First Trust BICK	BIQ	54	0.4	
EGPT	Market Vectors Egypt Index	MVEGPTTR	46	0.5	
PLND	Market Vectors Poland	MVPLNDTR	33	0.5	
FCHI	iShares FTSE China HK List	CHBD	31	0.3	
ASEA	Global X Asean 40	ASEAN40	29	0.2	
ESR	iShares MSCI EM East Eur	NDUEEMEE	29	0.2	
SCIN	EGShares India SC	ISCIN	27	0.2	
BRAZ	Global X Brazil MC	SOLBRAZ	25	0.2	
INDA	iShares MSCI India	NDEUSIA	20	0.3	
PMNA	PwrShr MENA Frontier Cntry	QMEA	20	0.1	
PEK	Market Vectors China	CSIR0300	17	0.3	
ECNS	iShares MSCI China SC	MSLUCHNN	17	0.2	
LATM	Mkt Vect Lat Am SC	MVLATMTR	16	0.1	
MES	Market Vectors Gulf States	DJMEST	12	0.1	

Sym	Name	Bberg Index	Assets ($MM)	Avg Vol ($MM)	Opt.
International (continued)					
Emerging Markets – Regional (continued)					
EEMA	iShares MSCI EM Asia	NDUEEGFA	11	0.1	
SKOR	IQ South Korea SC	IQSMKORT	8	0.1	
AND	Global X FTSE Andean 40	ANDEAN40	7	0.1	
GMFS	SPDR S&P SC EM AsiaPac	SPAE2BUN	7	0.0	
EEME	iShares MSCI EM EMEA	NDDUEMEA	6	0.1	
EEML	iShares MSCI EM LatAm	NDUEEGFL	5	0.0	
RSXJ	Market Vectors Russia SC	MVRSXJTR	5	0.1	
SMIN	iShares MSCI India SC	MXINSC	5	0.1	
DBBR	db-X MSCI Brazil Crncy-Hdg	MDBRHUSD	5	0.1	
IDXJ	Mrk Vectors Indonesia SC	MVIDXJTR	4	0.2	
ARGT	Global X FTSE Argentina 20	ARG20	4	0.0	
COLX	Market Vectors Colombia	MVCOLXTR	2	0.0	
Leveraged – Equities					
SSO	ProShares Ultra S&P500	SPX	$1,670	$566.9	✓
FAS	Direxion Daily Finan Bull 3X	RGUSFL	1,615	888.2	✓
UYG	ProShares Ultra Financials	DJUSFN	935	87.7	✓
TNA	Direxion Daily SC Bull 3X	RTY	768	1,062.9	✓
QLD	ProShares Ultra QQQ	NDX	690	320.8	✓
UWM	ProShares Ultra R2000	RTY	398	83.4	✓
URE	ProShares Ultra Real Estate	DJUSRE	377	19.4	✓
EDC	Direxion Daily EM Bull 3X	MXEF	375	80.6	✓
ERX	Direxion Daily Ener Bull 3X	RGUSEL	357	139.8	✓
UPRO	ProShares UltraPro SP500	SPX	262	209.4	✓
DIG	ProShares Ultra Oil & Gas	DJUSEN	258	38.0	✓
BGU	Direxion Daily LC Bull 3X	RIY	249	105.0	✓
DDM	ProShares Ultra Dow30	INDU	243	61.7	✓
TQQQ	ProShares UltraPro QQQ	NDX	235	91.0	✓
UYM	ProShares Ultra Basic Mat	DJUSBM	199	33.5	✓
TYH	Direxion Daily Tech Bull 3X	RGUSTL	182	39.9	✓
UVXY	ProShares Ultra VIX ShrTrm	SPVXSPID	143	21.3	✓
NUGT	Direxion Gld Mnrs Bull 2X	GDM	128	24.3	✓
MVV	ProShares Ultra SP 400	MID	120	19.3	✓
ROM	ProShares Ultra Technology	DJUSTC	117	3.1	✓
DRN	Direxion Daily RE Bull 3X	RMZ	106	22.0	✓
URTY	ProShares UltraPro R2000	RTY	102	42.4	✓
SOXL	Direxion Semicond Bull 3X	SOX	101	15.7	✓
RSU	Guggenheim 2X S&P 500	SPX	69	2.0	✓
UDOW	ProShares UltraPro Dow30	INDU	64	22.6	✓
MWJ	Direxion Daily MC Bull 3X	RMC	54	6.1	✓
USD	ProShares Ultra Semicond	DJUSSC	45	2.4	✓
YINN	Direxion Daily China 3X Bull	BKTCN	44	3.3	✓
RXL	ProShares Ultra HealthCare	DJUSHC	44	0.5	
LBJ	Direxion Daily LatAm 3X Bull	SPTRL40N	41	2.7	✓
UMDD	ProShares UltraPro Mid400	MID	32	6.2	✓
XPP	ProShares Ultra FTSE China	XINOU	30	2.3	✓
EET	ProShares Ultra MSCI EM	MXEF	28	1.0	✓
SAA	ProShares Ultra S&P600	SML	27	0.8	✓
UXI	ProShares Ultra Industrial	DJUSIN	27	0.6	✓
BIB	ProShr Ult Nasdaq Biotech	NBI	24	0.4	
INDL	Direxion India Bull 3X	III	24	0.9	
RUSL	Direxion Russia Bull 3X	DXRPUS	22	2.8	✓
EZJ	ProShares Ultra MSCI Japan	MXJP	21	0.3	
UPW	ProShares Ultra Utilities	DJUSUT	20	0.6	
DZK	Direxion Daily DM Bull 3X	MXEA	18	1.3	✓
UKK	ProShares Ultra R2000 Gro	RUO	15	0.5	
UKF	ProShares Ultra R1000 Gro	RLG	15	0.1	
UGE	ProShares Ultra Cons Goods	DJUSNC	14	0.4	
UBR	ProShares Ultra MSCI Braz	MXBR	14	0.8	
UKW	ProShares Ultra RussMCGro	RDG	12	0.2	
UVT	ProShares Ultra R2000 Val	RUJ	11	0.3	
GASL	Direxion Nat Gas Bull 2X	FUM	11	1.1	✓
UCC	ProShares Ultra Cons Svcs	DJUSCY	10	0.1	
EFO	ProShares Ultra MSCI EAFE	MXEA	10	0.2	
RETL	Direxion Retail Bull 3X	RU1SSRTL	9	0.3	
UVG	ProShares Ultra R1000 Val	RLV	7	0.0	
BRIL	Direxion BRIC Bull 3X	BKBRIC	6	0.3	
UVU	ProShares Ultra RussMCVal	RMV	6	0.1	
MATL	Direxion Basic Mat Bull 3X	IXB	6	0.4	
KRU	ProShares Ult KBW Reg Bank	KRX	5	0.3	
UWC	ProShares Ultra R3000	RAY	5	0.1	

*Opt. denotes US listed options trading available on the underlying security.

5

6 | ETF & ETN Guide Q2 2012 Sym Name Bberg Index Assets ($MM) Avg Vol ($MM) Opt..* Leveraged – Equities (continued) COWL Direxion Agribus Bull 3X DXAG 4 0.3 CURE Direxion HlthCr Bull 3X IXV 4 0.1 LTL ProShares Ultra Telecomm DJSTEL 4 0.1 UXJ ProShr Ult MSCI Pac ex JP MXPCJ 3 0.1 UPV ProShr Ultra MSCI Europe MXEU 3 0.2 UMX ProShr Ultra MSCI Mex IMI MZMXI 2 0.0 Inverse – Equities SDS ProShares UltraShort SP500 SPX $2,014 $478.1 ü SH ProShares Short S&P500 SPX 1,861 184.9 ü FAZ Direxion Daily Finan Bear 3X RGUSFL 744 727.3 ü TZA Direxion Daily SC Bear 3X RTY 725 707.9 ü QID ProShares UltraShort QQQ NDX 595 207.7 ü SPXU ProShares UltPro Shrt SP500 SPX 586 160.4 ü RWM ProShares Short R2000 RTY 381 47.3 ü DXD ProShares UltraShort Dow30 INDU 294 38.6 ü TWM ProShares UltSh R2000 RTY 277 123.3 ü DOG ProShares Short Dow30 INDU 272 23.5 ü EUM ProShares Short MSCI EM MXEF 237 8.0 SKF ProShares UltSh Financials DJUSFN 223 101.1 ü FXP ProShares UltSh FTSE China FXTID 202 13.4 ü PSQ ProShares Short QQQ NDX 186 24.3 ü BGZ Direxion Daily LC Bear 3X RIY 162 62.4 ü EDZ Direxion Daily EM Bear 3X MXEF 140 41.3 ü SQQQ ProShares UltraPro Shrt QQQ NDX 136 41.0 ü SRS ProShares UltSh Real Est DJUSRE 136 22.9 ü EFZ ProShares Short MSCI EAFE MXEA 136 10.6 ü EPV ProShares UltSh MSCI Eur MXEU 130 12.6 ü DUG ProShares UltSh Oil & Gas DJUSEN 90 29.7 ü EEV ProShares UltSh MSCI EM MXEF 79 13.0 ü ERY Direxion Daily Ener Bear 3X RGUSEL 79 44.9 ü SDOW ProShares UltraPro Shrt D30 INDU 79 19.8 ü SEF ProShares Short Financials DJUSFN 78 6.9 ü SRTY ProShares UltraPro Shrt R2 RTY 60 17.7 ü SMN ProShares UltSh Basic Mat DJUSBM 49 17.0 ü TYP Direxion Daily Tech Bear 3X RGUSTL 42 8.8 ü RSW Guggenheim Inv 2X S&P 500 SPX 38 2.3 ü REK ProShares Shrt Real Estate DJUSRE 33 0.8 SOXS Direxion Semicond Bear 3X SOX 32 7.3 ü MYY ProShares Short SP 400 MID 31 2.4 SVXY ProShares Short VIX ShrTrm SPVXSPID 28 6.8 ü MZZ ProShares UltraSh SP 400 MID 27 7.0 ü DRV Direxion Daily RE Bear 3X RMZ 24 8.6 ü SBB ProShares Short S&P600 SML 19 0.9 SSG ProShares UltSh Semicond DJUSSC 17 1.8 ü EFU ProShares UltSh MSCI EAFE MXEA 16 2.7 ü MWN Direxion Daily MC Bear 3X RMC 15 1.1 ü DPK Direxion Daily DM Bear 3X MXEA 14 1.8 ü YANG Direxion Daily China 3X Bear BKTCN 13 0.9 ü BZQ ProShares UltSh MSCI Brazil MXBR 13 1.8 ü DUST Direxion Gld Mnrs Bear 2X GDM 13 8.1 ü SDD ProShares UltraShort SP600 SML 12 0.4 REW ProShares UltSh Technology DJUSTC 11 0.8 ü EWV ProShares UltSh MSCI Japan MXJP 10 0.4 ü SKK ProShares UltSh R2000 Gro RUO 10 0.4 SMDD ProShares UltraPro Shrt SP4 MID 9 2.9 ü YXI ProShares Shrt FTSE China XINOU 8 0.5 SCC ProShares UltSh Cons Svcs DJUSCY 8 0.3 RUSS Direxion Russia Bear 3X DXRPUS 8 1.4 ü DDG ProShares Short Oil & Gas DJUSEN 8 0.3 SBM ProShares Shrt Basic Mat DJUSBM 7 0.5 KRS ProShares Short KBW Reg Bk KRX 7 0.8 LHB Direxion Daily LatAm 3X Bear SPTRL40N 6 0.6 ü SIJ ProShares UltSh Industrial DJUSIN 6 0.3 ü SJH ProShares UltSh R2000 Val RUJ 5 0.2 BIS ProShr UltShrt Nsdq Biotech NBI 5 0.1 GASX Direxion Nat Gas Bear 2X FUM 4 0.3 ü RXD ProShares UltSh HealthCare DJUSHC 4 0.1 INDZ Direxion India Bear 3X III 4 0.3 TOTS Direxion Total Mkt Bear 1X MSCIBM 3 0.0 SDP ProShares UltSh Utilities DJUSUT 3 0.2 SZK ProShares UltSh Cons Good DJUSNC 3 0.1 Sym Name Bberg Index Assets ($MM) Avg Vol ($MM) Opt. Inverse – Equities (continued) RETS Direxion Retail Bear 3X RU1SSRTL 3 0.1 MATS Direxion Basic Mat Bear 3X IXB 3 0.3 SICK Direxion HlthCr Bear 3X IXV 2 0.0 TLL ProShares UltSh Telecomm DJSTEL 2 0.1 COWS Direxion Agribus Bear 3X DXAG 2 0.2 SFK ProShares UltSh R1000 Gro RLG 2 0.1 BRIS Direxion BRIC Bear 3X BKBRIC 2 0.1 JPX ProShares UltSh MSCI PxJP MXPCJ 2 0.0 SDK ProShares UltSh RussMCGr RDG 2 0.1 SMK ProShares UltSh MSCI Mex MZMXI 2 0.1 SJF ProShares UltSh R1000 Val RLV 2 0.1 TWQ ProShares UltraShort R3000 RAY 2 0.0 SJL ProShares UltSh RussMCVa RMV 1 0.1 Dividend Domestic VIG Vanguard Div Appreciation MERGDVGT $10,918 $71.8 ü DVY iShares DJ Select Dividend DJDVY 10,022 92.0 ü SDY SPDR S&P Dividend SPHYDATR 9,272 70.8 ü VYM Vanguard High Div Yield TGPVAN 3,322 23.8 ü HDV iShares High Div Equity MDYFT 1,373 14.4 DTN WisdomTree Dividend ex Fin WTDXFTR 1,268 11.3 ü DLN WisdomTree LC Div WTLDITR 1,194 8.2 ü CVY Guggenheim Multi-Asset ZAXYH 699 5.0 FDL First Trust Mrngstr Div MDL 490 5.3 FVD First Trust Value Line Div VLFVD 436 2.4 DHS WisdomTree Equity Income WTHYE 426 3.6 SCHD Schwab US Dividend Equity DJUSDIVT 357 5.3 DON WisdomTree MC Div WTMDITR 343 2.7 DES WisdomTree SC Div WTSDITR 310 1.8 PEY PowerShares HY Equity Div DAY 285 4.5 PFM PowerShares Div Achievers DAAX 283 3.6 DTD WisdomTree Total Dividend WTDITR 242 1.5 LVL Guggenheim S&P Glb Div SPGTGDOT 60 0.5 HDIV Russell High Div Yield R1DVLCT 5 0.2 DIVS Russell SC High Div Yield R2DVSCT 2 0.1 International DEM WisdomTree EM Equity WTEMHYTR $3,624 $33.9 ü DGS WisdomTree EM SC Div WTEMSCTR 1,012 7.5 ü IDV iShares DJ EPAC Select Div DJEPCSDT 927 10.4 ü DWX SPDR S&P Intl Dividend SPGTDOU 846 11.6 PID PowerShares Internat Div DAT 686 5.8 DXJ WisdomTree Japan Hedge Div WTIDJTRH 589 5.2 ü DLS WisdomTree Intl SC Div WTIDSCTR 412 1.4 DWM WisdomTree DEFA WTIDFATR 379 2.4 DOO WisdomTree Intl Div WTIDXFTR 344 3.7 EDIV SPDR S&P EM Dividend SPGTEDUN 326 4.3 DFJ WisdomTree Japan SC Div WTIDJSTR 185 1.2 ü FGD First Trust DJ Glb Sel Div DJGSD 172 2.0 DTH WisdomTree DEFA Eqty Inc WTIDHYTR 171 0.9 DOL WisdomTree Intl LC Div WTIDLCTR 167 1.2 DIM WisdomTree Intl MC Div WTIDMCTR 102 0.6 HGI Guggenheim Internat Multi ZAXIH 101 0.6 DEW WisdomTree Global Equity WTGDHYTR 90 0.5 AXJL WisdomTree Asia-Pac ex-JP WTIDAPXT 89 0.5 AUSE WisdomTree Australia Div WTIDAUST 60 0.4 SDIV Global X SuperDividend SOLSDIV 57 0.7 DNL WisdomTree GlobalxUS Gro WTGDXGTR 55 0.3 DFE WisdomTree Europe SC Div WTIDESTR 28 0.2 HEDJ WisdomTree Intl Hedge Eqty WTIDFTRH 26 0.1 GULF WisdomTree Middle East Div WTEMMETR 14 0.1 DVYE iShares EM Dividend DJEMDIVR 13 0.8 ABCS Guggenheim ABC High Div BKABCT 13 0.1 FDD First Trust STOXX EUSelDiv SD3L 11 0.1 DVYA iShares Asia/Pac Div 30 DJAPSDT 10 0.5 Exchange Traded Funds (ETFs) Equities * Opt. denotes US listed options trading available on the underlying security.

TRIM TRIM TRIM TRIM TFRIIMC CTRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM 7 Sym Name Bberg Index Assets ($MM) Avg Vol ($MM) Opt..* Fixed Income US Credit LQD iShares iBoxx Invtmt Grade IBOXIG $19,913 $199.7 ü HYG iShares iBoxx $ HY Corp IBOXHY 14,424 237.7 ü JNK SPDR BC High Yield Bond LHVLTRUU 11,813 193.3 ü CSJ iShares BC 1-3 Year Credit LF99TRUU 9,454 65.3 ü CIU iShares BC Interm Credit LUICTRUU 4,613 36.4 VCSH Vanguard ST Corporate BCEY6T 2,908 24.4 VCIT Vanguard Interm Corporate na 1,946 17.9 CFT iShares BC Credit Bond LUCRTRUU 1,161 14.8 PHB PowerShares Fund HY Corp RAFIHY 864 10.3 ü VCLT Vanguard LT Corporate LD07TRUU 759 8.5 SCPB SPDR BC Short Term Corp LF99TRUU 658 5.4 ITR SPDR BC Interm Credit LD06TRUU 257 1.6 HYS PIMCO 0-5 Year HY Corp Bd HUCD 255 1.9 CORP PIMCO Invest Grade Corp Bd C0A0 221 1.0 CLY iShares 10+Yr Credit CY09 184 5.7 BSJF Guggenheim BulltShr ‘15 HY BSJKF 142 1.5 BSCD Guggenheim BulletShr ‘13 Bd BSCBD 138 0.6 BSCE Guggenheim BulletShr ‘14 Bd BSCBE 130 0.7 BSJD Guggenheim BulltShr ‘13 HY BSJKD 128 1.1 BSCG Guggenheim BulletShr ‘16 Bd BSCBG 111 0.7 BSCF Guggenheim BulletShr ‘15 Bd BSCBF 103 0.6 BSCC Guggenheim BulletShr ‘12 Bd BSCBC 102 0.5 BSCH Guggenheim BulletShr ‘17 Bd BSCBH 96 0.7 BSJE Guggenheim BulltShr ‘14 HY BSJKE 88 0.8 LWC SPDR BC LT Credit LD07TRUU 73 1.2 BSJC Guggenheim BulltShr ‘12 HY BSJKC 71 0.8 SJNK SPDR BarCap ShTrm High Yld BHY5TRUU 54 5.0 CBND SPDR BC Issuer Scored CB ISCUTRUU 22 0.2 PFIG PwrShrs Fundam IG Corp Bd RAFIIG 16 0.1 MONY iShares Financials Sect Bnd LUFITRUU 10 0.0 QLTA iShrs Aaa-A Rated CB BQF1TRUU 10 0.1 ENGN iShares Industrials Sect Bnd LUAITRUU 10 0.2 AMPS iShares Utilities Sect Bnd LUAUTRUU 10 0.3 BSCJ Guggenheim BlltShrs ‘19 CB BSCBJ 6 0.2 BSCK Guggenheim BlltShrs ‘20 CB BSCBK 6 0.1 BSCI Guggenheim BlltShrs ‘18 CB BSCBI 3 0.2 US Government TIP iShares BC TIPS LBUTTRUU $22,255 $110.4 ü SHY iShares BC 1-3 Year Treas LT01TRUU 10,183 147.9 ü IEF iShares BC 7-10 Year Treas LT09TRUU 4,381 98.9 ü TLT iShares BC 20+ Year Treas LT11TRUU 2,620 1,041.2 ü SHV iShares BC Short Treasury LT12TRUU 2,391 53.6 IEI iShares BC 3-7 Year Treas LT13TRUU 2,243 35.1 ü BIL SPDR BC 1-3 Month T-Bill LD12TRUU 1,003 68.4 STPZ PIMCO 1-5 Year US TIPS GVQI 968 9.0 IPE SPDR Barclays Capital TIPS BCIT1T 601 5.1 TLH iShares BC 10-20 Yr Treas LT10TRUU 423 9.8 SCHP Schwab US TIPs LBUTTRUU 381 3.1 ü LTPZ PIMCO 15+ Year US TIPS G8QI 313 3.6 STIP iShares BC 0-5 Yr TIPS Bnd LTP5TRUU 309 2.5 GOVT iShares Barclays US Treas LUATTRUU 304 9.1 ITE SPDR BC Interm Treasury LT08TRUU 206 1.3 TDTT FlxShr 3Y Tgt Dur TIPS IBXXTD3T 202 1.0 TDTF FlxShr 5Y Tgt Dur TIPS IBXXTD5T 188 0.9 SCHO Schwab Short-Term US Treas na 181 3.2 ü VGSH Vanguard ST Govt BCEY6T 167 1.4 EDV Vanguard Extend Dur Treas na 163 4.0 PLW PwrShrs 1-30 Ladder Treas MRTSYA 160 1.9 SCHR Schwab Inter-Term US Treas na 148 2.5 ü TUZ PIMCO 1-3 Yr US Treas G1O2 138 1.0 TIPZ PIMCO Broad US TIPS G0QI 107 0.8 VGIT Vanguard Interm Govt na 104 1.1 ZROZ PIMCO 25+Yr Zero Coup US STPL 65 2.9 VGLT Vanguard LT Govt LGL1TRUU 57 1.2 TLO SPDR BC Long-Term Treas LUTLTRUU 46 1.1 TENZ PIMCO 7-15 Year US Treas G8OC 22 0.4 FIVZ PIMCO 3-7 Yr US Treasury G3OC 22 0.1 TRSY PIMCO Broad US Treasury G0QL 19 0.0 SST SPDR BC ShTerm Treas LTR1TRUU 6 0.1 Sym Name Bberg Index Assets ($MM) Avg Vol ($MM) Opt. Fixed Income (continued) Aggregate & Other BND Vanguard Total Bond Market LBUFTRUU $15,278 $119.6 ü AGG iShares BC Aggregate Bond LBUSTRUU 14,767 127.0 ü BSV Vanguard Short-Term Bond LD04TRUU 7,601 56.3 MBB iShares BC MBS LUMSTRUU 4,948 39.8 BIV Vanguard Interm Bond LD03TRUU 3,068 21.4 ü CWB SPDR BC Convertible Bond LUCCTRUU 893 10.3 BAB PowerShares Build America BABS 871 5.4 GVI iShares BC Interm Gov/Cred LF97TRUU 766 4.9 BLV Vanguard Long-Term Bond LGC5TRUU 604 6.6 ALD WisdomTree Asia Local Debt na 411 3.3 ü BKLN PwrShr Senior Loan Portfol SPBDLL 385 3.5 AGZ iShares BC Agency Bond LUAASIUU 360 4.3 LAG SPDR BC Aggregate Bond LBUSTRUU 306 2.3 SCHZ Schwab US Aggregate Bond LBUSTRUU 226 3.6 VMBS Vanguard MBS LUMSTRUU 182 1.6 GSY Guggenheim Enh Sh Duration LD12TRUU 155 1.4 GBF iShares BC Governt/Credit LUGCTRUU 135 0.9 FLOT iShares Floating Rate Note BFU5TRUU 100 1.2 BABS SPDR Nuveen BC Build Amer LBABTRUU 64 0.8 MBG SPDR BC MBS LUMSTRUU 36 0.3 GLJ iShares 10+Yr Govt/Credit B9A0 24 0.2 CMBS iShares Barclays CMBS Bnd LUCMTRUU 15 0.3 CVRT PowerShare Convert Sec VXA0R 10 0.1 FLRN SPDR BC Inv Grd Float Rate BFU5TRUU 9 0.0 FLTR Mkt Vect Invt Gr Float Rate MVFLTR 7 0.0 GMTB Columbia Core Bond Strat na 5 0.0 GIY Guggenheim Enh Core Bond LBUSTRUU 5 0.1 GNMA iShares Barclays GNMA Bond LGNMTRUU 5 0.1 RRF WisdomTree Glb Real Return na 5 0.0 International EMB iShares JPM USD EM Bond JPEICORE $4,373 $51.7 ü BWX SPDR BC Internat Treas LTXUTRUU 1,763 14.8 ü PCY PwrShrs EM Sovereign Debt DBLQBLTR 1,699 19.1 ü WIP SPDR DB Int Gov Infl Prot DBLNDILS 1,274 9.2 ELD WisdomTree EM Local Debt na 1,243 12.5 ü EMLC Market Vectors EM Local Curr GBIEMCOR 627 4.7 IGOV iShares SP/Citi Intl Treas SPBDXUTR 296 2.7 BWZ SPDR BC ST Intl Treasury LGT3TRUU 243 1.2 ISHG iShares SP/Citi 1-3 Intl Tre SPBDXU3T 176 1.2 EBND SPDR BC EM Local Bond BLCDTRUU 170 1.9 PICB PwrShr Intl Corp Bond SPBDICBT 91 1.0 IBND SPDR BC Intl Corp Bond BG1BTRUU 67 0.6 ITIP iShares Intl Inflation-Link WXDI 64 0.4 EMCB WisdomTree EM Corp Bond na 60 1.6 LEMB iShares EM Local Curr Bond BMBNTRUU 31 0.3 AUD PIMCO Australia Bond AUDL 23 0.4 GTIP iShares Glb Inflation-Link W0DI 15 0.2 CAD PIMCO Canada Bond CADG 13 0.3 DSUM PwrShrs Yuan Dim Sum Bd SBDSBIL 11 0.2 BUND PIMCO Germany Bond GEDL 8 0.0 BONO Mkt Vect LatAm Agg Bond LATS 8 0.1 CHLC Market Vectors Renminbi Bd MVCHLC 5 0.0 RMB Guggenheim Yuan Bond ACNRMBTR 5 0.0 GGOV ProShrs DE Sovereign/SubSov IBXXXZAB 4 0.0 Municipal MUB iShares S&P Natl AMT-Free SPMUNUST $2,829 $28.5 ü SHM SPDR Nuveen BC ShrtTrm Muni LMM1TR 1,519 9.4 TFI SPDR Nuveen BC Muni Bond LMMITR 1,069 6.9 ü PZA PwrShrs Insured Natl Muni UPCM 680 4.6 ü SUB iShares S&P STNatlAMT-Fr SPMU5YRT 528 3.1 HYD Market Vectors HY Muni LMEHTR 497 5.5 ü ITM Market Vectors Interm Muni LMT2TR 439 3.9 PVI PwrShrs VRDO Tax Fr Wkly BBUSVWFT 433 3.1 CMF iShares S&P CA AMT-Free SPMUNCAT 213 1.0 SMB Market Vectors Short Muni LMT1TR 132 0.7 MUNI PIMCO Intermediate Muni na 131 1.1 NYF iShares S&P NY AMT-Free SPMUNNYT 99 0.9 CXA SPDR Nuveen BC Calif Muni LMM2TR 79 0.4 Exchange Traded Funds (ETFs) FICC * Opt. denotes US listed options trading available on the underlying security.

8 | ETF & ETN Guide Q2 2012 Sym Name Bberg Index Assets ($MM) Avg Vol ($MM) Opt..* Fixed Income (continued) Municipal (continued) MLN Market Vectors Long Muni LMT3TR 79 0.8 HYMB SPDR Nuveen S&P HY Muni SPMUHT 71 1.0 PZT PwrShrs Insured NY Muni UPNY 47 0.2 PWZ PwrShrs Insured CA Muni UPCC 47 0.2 MUAF iShares 2017 S&P AMT-Free SPMUS17T 44 0.2 MUAC iShares 2014 S&P AMT-Free SPMUS14T 39 0.2 MUAD iShares 2015 S&P AMT-Free SPMUS15T 37 0.2 MUAB iShares 2013 S&P AMT-Free SPMUS13T 36 0.3 MUAE iShares 2016 S&P AMT-Free SPMUS16T 35 0.2 PRB Market Vectors Pre-Ref Muni LMPETR 33 0.1 INY SPDR Nuveen BC NY Muni LMM3TR 28 0.1 MUAA iShares 2012 S&P AMT-Free SPMUS12T 28 0.3 VRD SPDR Nuveen S&P VRDO Muni SPMUVRDO 15 0.1 GMMB Columbia Interm Muni Bond na 6 0.0 Commodities GLD SPDR Gold Shares GOLDLNPM $67,393 $2,082.1 ü SLV iShares Silver Trust SLVRLN 9,830 628.3 ü IAU iShares Gold Trust GOLDLNPM 9,472 103.3 ü DBC PowerShares DB Commodity DBLCIX 6,458 60.4 ü DBA PowerShares DB Agriculture DBAGIX 1,940 30.9 ü SGOL ETFS Gold Trust GOLDLNPM 1,792 22.0 ü USO United States Oil USCRWTIC 1,425 409.9 ü GSG iShares S&P GSCI Comm SPGSCITR 1,420 8.8 ü PPLT ETFS Platinum Trust PLTMLNPM 783 15.1 DBO PowerShares DB Oil DBOLIX 759 13.5 ü UNG United States Natural Gas NGUSHHUB 751 126.1 ü GCC GreenHaven Commodity CCITR 632 5.5 ü SIVR ETFS Physical Silver SLVRLN 591 11.3 ü PALL ETFS Physical Palladium PLDMLNPM 507 7.6 USCI US Commodity Index SDCITR 425 5.9 DBP PwrShrs DB Precious Metals DBPMIX 399 6.1 ü DGL PowerShares DB Gold DGLDIX 395 8.0 ü DBB PowerShares DB Base Met DBBMIX 347 3.4 ü GLTR ETFS Physical Prec Metal na 196 1.8 DBE PowerShares DB Energy DBENIX 193 3.0 ü USL United States 12 Month Oil CLA 172 2.2 ü UGA United States Gasoline XBA 161 3.9 ü CRBQ Jefferies TR/J CRB GlbComm CRBQX 90 0.8 ü DBS PowerShares DB Silver DBSLIX 77 1.8 ü AGOL ETFS Asian Gold Trust na 72 0.1 CORN Teucrium Corn Fund TCORN 66 2.6 ü BNO United States Brent Oil Fd na 56 5.4 ü WITE ETFS White Metals Basket na 42 0.4 UNL US 12 Month Natl Gas na 28 0.7 ü TAGS Teucrium Agricultural TTAGS 15 0.1 UHN United States Heating Oil HOA 11 0.3 SOYB Teucrium Soybean TSOYB 6 0.0 WEAT Teucrium Wheat TWEAT 6 0.0 CANE Teucrium Sugar TCANE 5 0.0 CRUD Teucrium Crude Oil Fund na 3 0.1 ü CPER United States Copper SCITR 3 0.0 NAGS Teucrium Natural Gas Fund TNAGS 2 0.0 Currencies UUP PowerShares DB USD Bull USDUPX $1,283 $101.5 ü FXA CurrencyShares AUD AUD 670 31.2 ü FXC CurrencyShares CAD CAD 570 10.7 ü FXF CurrencyShares CHF CHF 391 10.2 ü CYB WisdomTree Dreyfus CNY CNY 385 4.6 ü DBV PwrShrs DB G10 Curr DBCFHX 345 4.5 ü CEW WisdomTree EM Curr na 340 3.0 ü FXY CurrencyShares JPY JPY 209 46.8 ü FXE CurrencyShares Euro EUR 189 206.3 ü FXB CurrencyShares GBP GBP 110 6.7 ü UDN PowerShares DB USD Bear USDDNX 92 3.4 ü BZF WisdomTree Dreyfus BRL BRL 81 1.7 ü FXS CurrencyShares SEK SEK 74 0.7 ü AUNZ WisdomTree AU & NZ Debt na 33 0.5 ü CCX WisdTree Dreyfus Comm Curr na 32 0.5 ü ICN WisdomTree Dreyfus INR INR 17 0.2 ü Sym Name Bberg Index Assets ($MM) Avg Vol ($MM) Opt. Currencies (continued) JYF WisdomTree Dreyfus JPY JPY 12 0.3 ü FXCH CurrencyShrs Ch Renminbi na 8 0.0 SZR WisdomTree Dreyfus ZAR ZAR 5 0.1 EU WisdomTree Euro Debt EUR 5 0.0 ü Leveraged – FICC AGQ ProShares Ultra Silver SLVRLN $857 $137.4 ü UGL ProShares Ultra Gold GOLDLNPM 366 28.0 ü UCO ProShares Ult DJ-UBS Oil DJUBSCL 278 71.0 ü BOIL ProShrs Ult DJ-UBS NatGas DJUBSNG 35 3.6 ü LBND PwrShrs DB 3X Lng 25+ Trea DBBNDL 26 0.6 TMF Direxion 20Y+ Treas Bull 3X AXTWEN 26 10.2 ü UST ProShares Ultra 7-10 Treas LT09TRUU 16 6.6 UCD ProShares Ult DJ-UBSComm DJUBS 9 0.1 ULE ProShares Ultra Euro na 7 0.5 ü UBT ProShares Ultra 20+ Treas LT11TRUU 6 3.7 ü YCL ProShares Ultra Yen na 5 0.1 UJB ProShares Ult High Yield IBOXHY 4 0.1 TYD Direxion 7-10Y Tres Bull 3X AXSVTN 4 0.8 ü IGU ProShrs Ult Invt Grd Corp IBOXIG 2 0.2 Inverse – FICC TBT ProShares UltSh 20+ Treas LT11TRUU $3,823 $184.2 ü TBF ProShares Short 20+ Treas LT11TRUU 920 17.2 ü EUO ProShares UltraSh Euro EUR 846 66.2 ü TMV Direxion 20Y+ Treas Bear 3X AXTWEN 366 29.4 ü PST ProShares UltSh 7-10 Treas LT09TRUU 357 3.5 ü YCS ProShares UltraSh Yen JPY 277 15.7 ü ZSL ProShares UltSh Silver SLVRLN 196 86.5 ü GLL ProShares UltraSh Gold GOLDLNPM 152 15.2 ü SCO ProShares UltSh DJ-UBS Oil DJUBSCL 146 58.9 ü TYO Direxion 7-10Y Tres Bear 3X AXSVTN 55 0.5 ü SBND PwrShr DB 3X Shrt 25+ Treas DBBNDS 24 0.5 SJB ProShares Short High Yield IBOXHY 23 2.5 ü DNO United States Short Oil na 19 0.7 ü SAGG Direxion Ttl Bnd Mkt Bear LBUSTRUU 18 0.1 TBX ProShares Short 7-10 Treas LT09TRUU 18 0.1 KOLD ProShrs UltSh DJUBS NatGas DJUBSNG 15 1.6 CMD ProShrs UltSh DJ-UBSComm DJUBS 9 0.3 TBZ ProShr UltShrt 3-7 Treas LT13TRUU 5 0.1 TPS ProShares UltraShort TIPS LBUTTRUU 4 0.1 IGS PrShr Shrt Invt Grade Corp IBOXIG 4 0.0 ü TYNS Direxion 7-10 Yr Treas Bear AXSVTN 3 0.0 TYBS Direxion 20+ Yr Treas Bear AXTWEN 3 0.0 TTT PrShrs UltPro Sh 20+Y Trea LT11TRUU 3 1.2 Exchange Traded Funds (ETFs) FICC * Opt. denotes US listed options trading available on the underlying security.

TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIMSp TeRcIMia TltRyIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM TRIM 9 Sym Name Bberg Index Assets ($MM) Avg Vol ($MM) Opt..* Active MINT PIMCO Enhan Short Matur SBMMTB3 $1,510 $19.7 BOND Pimco Total Return LBUSTRUU 328 20.0 ü WDTI WisdomTree Mng’d Fut Strat na 238 3.6 HDGE The Active Bear na 191 5.1 ü GTAA Cambria Global Tactical na 97 1.3 HYLD Peritus High Yield na 84 0.6 ALT iShares Diversified Alt na 64 1.1 SMMU PIMCO Short Term Muni Bon na 38 0.2 BABZ PIMCO Build Amer Bd Strat LBABTRUU 36 0.5 PSR PwrShrs Active US RE FNER 24 0.2 PAO PwrShrs Rvrfrnt Tact Bal Gr RTBGA 22 0.1 PCA PwrShrs Rvrfrnt Tact Gr&Inc RTGIA 17 0.3 AGLS Accuvest Global Long Short MXWO 15 0.1 PMA PwrShrs Active Mega-Cap na 10 0.1 PTO PwrShrs Ibbotson Alt Compl IBBACITR 9 0.0 RWG Columbia LC Gro Eqy Strat na 8 0.0 PLK PwrShrs Active Low Durat na 8 0.1 AADR WCM/BNY Mellon Focs Gro ADR na 7 0.1 ONEF Russell Equity RUDEVLN 6 0.1 GVT Columbia Concentratd LCVal RIY 3 0.0 SSAM Rockledge SectorSAM na 3 0.0 RPX Columbia Growth Eqy Strat na 2 0.0 Fundamental PRF PowerShares FR US 1000 FR10 $1,377 $5.5 EPI WisdomTree India Earnings WTEMINTR 919 51.7 ü PRFZ PowerShares FR US 1500 FR15US 459 2.7 PXH PwrShrs FTSE RAFI EM FREM 393 3.4 PXF PowerShares FR DM ex US FRX1X 283 1.9 RWL RevenueShares Large Cap REVWLT 162 0.6 ü EZM WisdomTree MC Earnings WTMEITR 156 0.9 EES WisdomTree SC Earnings WTSEITR 151 0.7 RWK RevenueShares Mid Cap REVWMT 139 0.7 RWJ RevenueShares SC REVWST 133 0.8 PXMG PowerShares Fundam MC Gro ILJ 92 0.3 EPS WisdomTree Earnings 500 WTEPSTR 69 0.2 PDN PwrShr FR DM x US SmMid na 60 0.3 PAF PwrShrs FR Asia Pac x JP FRDAPXJ 60 0.3 EQIN Russell Equity Income RU1EQITR 57 0.6 PXSV PowerShares Fundam SC Val ILZ 52 0.3 CONG Russell Consistent Gro RU1COGTR 43 0.3 EXT WisdomTree Total Earnings WTEI 43 0.1 RTR RevenueShares ADR REVWADRT 39 0.2 GRPC Russell GARP RU1GRPTR 36 0.3 PXSG PowerShares Fundam SC Gro RAFISG 33 0.1 ü PXMV PowerShares Fundam MC Val ILP 32 0.1 EZY WisdomTree LC Value WTEILVTR 31 0.1 PXLC PowerShares Fundam LC IEB 25 0.1 ROI WisdomTree LC Growth WTLGITR 20 0.1 PXMC PowerShares Fundam MC IEK 19 0.1 PXSC PowerShares Fundam SC IEY 16 0.1 PXLV PowerShares Fundam Lrg Val na 8 0.1 SCTR Russell SC Contrarian RU2CNTTR 7 0.0 SCLP Russell SC Low P/E RU2LPETR 7 0.0 SGGG Russell SC Aggressive Gro RU2AGGTR 7 0.1 SCOG Russell SC Consistent Gro RU2COGTR 6 0.1 AGRG Russell Aggressive Gro RU1AGGTR 5 0.0 LWPE Russell Low P/E RU1LPETR 5 0.0 CNTR Russell Contrarian RU1CNTTR 5 0.0 PXLG PowerShares Fundam Lrg Gro na 3 0.0 Life Cycle & Allocation AOM iShares S&P Moderate Alloc SPTGMUT $146 $1.1 AOR iShares S&P Growth Alloc SPTGGUT 136 1.0 AOA iShares S&P Aggress Alloc SPTGAUT 96 0.5 AOK iShares S&P Cons Alloc SPTGCUT 93 1.2 TZI iShares S&P Target 2025 SPTGT25T 33 0.3 TDH db-X 2020 Target Date TDAXTW 31 0.1 TDV db-X 2040 Target Date TDAXFO 30 0.0 TDN db-X 2030 Target Date TDAXTH 29 0.0 TZG iShares S&P Target 2020 SPTGT20T 20 0.1 Sym Name Bberg Index Assets ($MM) Avg Vol ($MM) Opt. Life Cycle & Allocation (continued) TZV iShares S&P Target 2040 SPTGT40T 18 0.1 TDX db-X In-Target Date TDAXIT 16 0.0 TDD db-X 2010 Target Date TDAXTN 14 0.0 TZL iShares S&P Target 2030 SPTGT30T 14 0.1 TZO iShares S&P Target 2035 SPTGT35T 11 0.0 TZE iShares S&P Target 2015 SPTGT15T 10 0.1 TGR iShares S&P Target Retir SPTGRIT 8 0.0 TZD iShares S&P Target 2010 SPTGT10T 5 0.1 TZY iShares S&P Targ Date 2050 SPTGT50T 4 0.0 TZW iShares S&P Targ Date 2045 SPTGT45T 4 0.0 Long/Short CSM ProShares CS 130/30 CS13030 $88 $1.0 ü HDG ProShares Hedge Replicate MLEIFCTX 16 0.1 RALS ProShares RAFI Long/Short RAFILS 15 0.4 QLT QuantShr US MktNeu Quality DJTMNQU 12 0.0 FSG FctrShr 2X Gld Bll/SP5 Br SPGDESTR 9 2.3 ü BTAH QuantShr US MktNeu Beta DJTMNBE 8 0.1 SIZ QuantShr US MktNeu Size DJTMNSS 7 0.1 CHEP QuantShr US MktNeu Value DJTMNSV 7 0.1 BTAL QuantShr US MktNeu AntBeta DJTMNAB 6 0.1 NOMO QuantShr US MktNeu AntiMom DJTMNAM 5 0.0 MOM QuantShr US MktNeu Moment DJTMNMO 5 0.0 RINF ProShrs 30Y TIPS/TSY Spr DJCSIN30 4 0.2 UINF ProShrs UltPro 10Y TIPS/TSY DJCSIN10 4 0.1 SINF PrShrs UltPr Sh 10Y TIPS/TSY DJCSIN10 4 0.1 FINF ProShrs Sh 30Y TIPS/TSY Spr DJCSIN30 4 0.2 FSU FctrShr 2X SP5 Bll/USD Br SPNUSDTR 2 0.0 ü FSA FctrShr 2X TBnd Bll/SP5 Br na 2 0.0 ü FOL FctrShr 2X Oil Bll/SP5 Br SPCOESTR 2 0.1 ü FSE FctrShr 2X SP5 Bll/TBnd Br SPUSERPT 1 0.0 ü Quantitative Domestic SPLV PwrShrs S&P 500 Low Vol SP5LVI $1,666 $22.6 ü PDP PwrShrs Technical Leaders na 542 4.7 ü PWV PowerShares Dyn LC Val ILW 426 1.7 FEX First Trust LC AlphaDEX DEFILCCI 413 2.4 FNX First Trust MC AlphaDEX DEFIMCCI 370 3.0 FTA First Trust LCVal AlphaDEX DEFILVOI 264 1.4 QAI IQ Hedge Multi-Strategy IQHGMST 197 1.8 PWB PowerShares Dyn LC Gro ILH 192 0.7 FTC First Trust LCGro AlphaDEX DEFILGOI 178 1.0 FYX First Trust SC AlphaDEX DEFISCCI 173 1.6 SPHQ PowerShares SP500 High Qual SPXQRUT 146 1.0 PWC PowerShares Dyn Market DYI 133 0.4 PKW PowerShares Buyback DRBX 124 1.4 NFO Guggenheim Insider Sent SBRINTR 88 1.6 RYJ Guggenheim RJ SB-1 Equity RJSBITR 83 0.7 SPHB PwrShrs S&P 500 High Beta SP5HBI 77 1.7 LVOL Russell 1000 Low Vol RU1LVOLT 72 0.9 DEF Guggenheim Defensive SBRDETR 64 0.6 TILT FlxShr Mstar US MktFctTilt MUFTT 61 0.5 FVL First Trust Value Line 100 VLFVL 60 0.2 FAB First Trust MultiCap Value DEFIMCVI 60 0.4 MCRO IQ Hedge Macro Tracker IQHGMAT 50 0.3 LBTA Russell 1000 Low Beta RU1LBTAT 37 0.2 FAD First Trust MultiCap Gro DEFIMCGI 36 0.3 CZA Guggenheim MC Core ZAXMC 34 0.2 FDV First Trust Strat Valu CSVUS 34 0.1 FNY Frst Trst MC Gro AlphaDEX DEFIMDGI 22 0.2 USMV iShares MSCI USA Min Vol M00IMV$T 20 0.3 PIQ PwrShrs Dyn MagniQuant DYH 18 0.0 FWDB Madrona Global Bond na 17 0.0 FWDD Madrona Domestic na 16 0.0 PYH PwrShrs MStar StkInvst Core MSIC 15 0.0 ACCU Accuvest Global Opportuns na 14 0.4 FWDI Madrona International na 13 0.0 FMK Frst Trst Mega Cap AlphaDEX DEFIMGCI 12 0.1 FNK Frst Trst MC Val AlphaDEX DEFIMDVI 10 0.1 FYC Frst Trst SC Gro AlphaDEX DEFISCGI 8 0.1 Exchange Traded Funds (ETFs) Specialty * Opt. denotes US listed options trading available on the underlying security.

10 | ETF & ETN Guide Q2 2012 Exchange Traded Funds (ETFs) Specialty Sym Name Bberg Index Assets ($MM) Avg Vol ($MM) Opt..* Quantitative (continued) Domestic (continued) RWV RevShrs Navellier A-100 REVWLOUT 8 0.1 FVI First Trust VL Eqty Alloc VLFVI 7 0.1 DENT Dent Tactical na 7 0.1 KNOW Direxion AC Insider Senti SBRQAM 7 0.1 HMTM Russell 1000 High Momentum RU1HMTMT 5 0.1 SHMO Russell 2000 High Momentum RU2HMTMT 5 0.1 SLBT Russell 2000 Low Beta RU2LBTAT 5 0.0 HVOL Russell 1000 High Vol RU1HVOLT 5 0.0 SLVY Russell 2000 Low Vol RU2LVOLT 5 0.1 HBTA Russell 1000 High Beta RU1HBTAT 5 0.2 MATH Meidell Tactical Advantage na 5 0.1 SHBT Russell 2000 High Beta RU2HBTAT 5 0.0 INSD Direxion LC Insider Sent SBRQAL 4 0.1 VSPY Direxion S&P 500 RC Vol SP5M15T 4 0.8 SHVY Russell 2000 High Vol RU2HVOLT 4 0.1 FYT Frst Trst SC Val AlphaDEX DEFISCVI 4 0.1 VSPR Direxion S&P 1500 RC Vol SP15M15T 4 0.0 VLAT Direxion SP LatAm40 RC Vol SPLAM18N 4 0.0 International PIE PwrShrs EM Technical Lead DWATREM $201 $2.6 ü ACWV iShares MSCI ACWI Min Vol M00IWD$O 195 0.1 EEMV iShares MSCI EM Min Vol M00IEF$O 113 1.2 FEM Frst Trst EM AplhaDEX DEFIEMCI 78 1.3 GRES IQ Global Resources IQGREST 67 0.5 PIZ PwrShrs DM Tech Lead DWATRDM 65 0.7 HILO EGShares Low Vol EM Div IHILOT 59 0.8 FDT Frst Trst DM exUS AlphaDEX DEFIDMCI 48 0.8 EFAV iShares MSCI EAFE Min Vol M00IEA$O 31 0.3 IDHQ PwrShrs SP Intl Dev HiQual SPIDHQR 17 0.1 PERM Global X Permanent PERM 10 0.3 FBZ Frst Trst Brazil AlphaDEX DEFIBZCI 8 0.1 EELV PowerShares S&P EM Low Vol SPEMLVUP 5 0.1 XLVO Russell DevExUS Low Vol RUDLVOLN 5 0.0 XHMO Russell DevExUS High Mom RUDHMTMN 5 0.0 XLBT Russell DevExUS Low Beta RUDLBTAN 5 0.1 FSZ First Trust CH AlphaDEX DEFISWCT 4 0.1 FLN Frst Trst LatAm AlphaDEX DEFILACI 4 0.0 FJP Frst Trst Japan AlphaDEX DEFIJPCI 4 0.1 FEP Frst Trst Europe AlphaDEX DEFIEUCI 4 0.1 FCA Frst Trst China AlphaDEX DEFICHCI 3 0.0 FGM First Trust DE AlphaDEX DEFIGMCT 3 0.0 FEMS First Trust EM SC AlphaDEX DEFIESCT 3 0.0 FTW First Trust TW AlphaDEX DEFITWCT 3 0.0 FDTS Frst Trst DM x US SC AlphaD DEFIDSCT 3 0.0 FKU First Trust UK AlphaDEX DEFIUKCT 3 0.1 FHK First Trust HK AlphaDEX DEFIHKCT 3 0.0 FCAN First Trust CA AlphaDEX DEFICACT 3 0.1 FAUS First Trust AU AlphaDEX DEFIAUCT 3 0.0 IDLV PwrSars SP Intl DM Low Vol SPIDLVUP 3 0.1 FPA Frst Trst AP xJP AlphaDEX DEFIAPCI 3 0.0 EEHB PwrShrs S&P EM High Beta SPEMHBIT 2 0.0 IDHB PwrShrs SP Intl Dev HghBta na 2 0.0 FKO Frst Trst S Korea AlphaDEX DEFISKCI 1 0.0 Sym Name Bberg Index Assets ($MM) Avg Vol ($MM) Opt.. Other PFF iShares S&P US Preferred SPPREF $8,427 $51.6 ü AMLP Alerian MLP AMZI 2,915 25.5 ü PGF PwrShrs Finan Preferred WHPSF 1,622 6.0 ü PGX PowerShares Preferred P0P2 1,599 6.9 PSP PwrShr Listed Private Eqty GLPEXU 292 2.5 ü PCEF PowerShares CEF Income CEFX 279 2.0 ü PSK SPDR Wells Fargo Preferred WAGG 193 1.4 KLD iShares MSCI USA EGS Sel So TFSSIU 190 0.4 DSI iShares MSCI KLD 400 Social TKLD400U 172 0.6 PBP PwrShrs S&P 500 BuyWrite BXM 139 1.5 VIXY ProShares VIX ShTrm Fut SPVXSPID 131 15.7 ü VIXM ProShares VIX MdTrm Fut SPVXMPID 104 2.5 ü IPFF iShares S&P Intl Pref Stck SPPRIUN 95 1.3 EQL ALPS Equal Sector Weight na 86 0.8 CSD Guggenheim Spin-Off CLRSOTR 30 0.4 PWO PowerShares Dyn OTC DYO 28 0.1 CPI IQ Real Return IQHGCPIT 26 0.3 MNA IQ Merger Arbitrage IQMNAT 26 0.1 FPX First Trust US IPO IPXO 17 0.1 CNPF Global X Canada Pref SOLPRECA 12 0.2 NASI Pax MSCI N Amer ESG NASI 10 0.1 YMLP Yorkville High Income MLP YMLP 9 0.8 TTFS TrimTabs Float Shrink na 8 2.7 EAPS Pax MSCI EAFE ESG TFAPESU 8 0.2 XMPT Market Vectors CEF Muni CEFMX 7 0.1 * Opt. denotes US listed options trading available on the underlying security.

ETNs 11 Sym Name Bberg Index Assets ($MM) Avg Vol ($MM) Opt..* Commodities General DJP iPath DJ UBS Commodity DJUBSTR $2,321 $18.4 ü RJI Elements Rogers Commod ROGRTR 741 4.5 ü GSP iPath GSCI Total Return SPGSCITR 207 2.1 UCI E-Tracs CMCI Commodity CMCITR 148 0.7 GSC GS Connect S&P GSCI Enh SPGSESTR 75 0.7 DJCI E-Tracs DJ/UBS Commodity DJUBSTR 72 0.1 LSC Elements S&PComdtyTrends SPTICTR 33 0.3 BCM iPath Pure Beta Broad Comm BCC1C1PT 23 0.2 DPU PwrShrs DB Commod Lg DBCDIX 6 0.0 SBV iPath Pure Beta SP GSCI-Wgt BCC2C1PT 5 0.0 Specific OIL iPath Goldman Sachs Oil SPGSCLTR $594 $17.8 ü RJA Elements Rogers Agricult ROGRAGTR 414 3.5 ü JJC iPath DJ UBS Copper DJUBHGTR 222 10.9 ü JJG iPath DJ UBS Grains DJUBGRTR 174 4.0 ü JJA iPath DJ UBS Agriculture DJUBAGTR 136 1.3 ü RJN Elements Rogers Energy ROGRENTR 93 0.7 ü JJT iPath DJ UBS Tin DJUBSNTR 75 1.0 COW iPath DJ UBS Livestock DJUBLITR 67 1.6 ü GAZ iPath DJ UBS Natural Gas DJUBNGTR 64 2.0 ü RJZ Elements Rogers Metals ROGRIMTR 47 0.3 JJM iPath DJ UBS Industrial DJUBINTR 47 0.5 JJP iPath DJ UBS Precious Met DJUBPRTR 45 1.0 FUD E-Tracs CMCI Food CMFOTR 43 0.2 PTM E-Tracs UBS Long Platinum CTPLTR 39 0.7 ü PGM iPath DJ UBS Platinum DJUBPLTR 35 0.3 BAL iPath DJ UBS Cotton DJUBCTTR 35 1.8 ü SGG iPath DJ UBS Sugar DJUBSBTR 33 2.6 ü JO iPath DJ UBS Coffee DJUBKCTR 28 1.2 ü OLEM iPath Pure Beta Crude Oil BCC2CLPT 21 0.2 NIB iPath DJ UBS Cocoa DJUBCCTR 19 0.7 OLO PowerShares DB Oil Long DBODIX 16 0.2 JJE iPath DJ UBS Energy DJUBENTR 16 0.2 GRU Elements MLCX Grains MLCXGRTR 15 0.2 ü UAG E-Tracs CMCI Agriculture CMAGTR 14 0.2 JJS iPath DJ UBS Softs DJUBSOTR 13 0.3 ü GASZ ETRACS Nat Gas Fut Contango GYY 13 0.1 AGF PowerShares DB Agr Long DBADIX 11 0.1 OILZ ETRACS Oil Fut Contango OGZ 10 0.0 JJN IPath DJ UBS Nickel DJUBNITR 9 0.3 UBG E-Tracs CMCI Gold CTGCTR 8 0.3 USV E-Tracs CMCI Silver CTSITR 7 0.2 UBM E-Tracs CMCI Ind Metals CMIMTR 6 0.1 JJU iPath DJ UBS Aluminum DJUBALTR 5 0.1 UBC E-Tracs CMCI Livestock CMLVTR 5 0.1 BLNG iPath Pure Beta Prec Metal BCC1PMPT 5 0.0 FOIL iPath Pure Beta Aluminum BCC2LAPT 4 0.0 UBN E-Tracs CMCI Energy CMENTR 3 0.0 GRWN iPath Pure Beta Softs BCC1SFPT 3 0.0 LEDD iPath Pure Beta Lead BCC2LLPT 3 0.0 HEVY iPath Pure Beta Indl Met BCC1IMPT 3 0.0 DIRT iPath Pure Beta Agricult BCC1AGPT 3 0.0 SGAR iPath Pure Beta Sugar BCC2SBPT 3 0.1 CUPM iPath Pure Beta Copper BCC2LPPT 2 0.0 CHOC iPath Pure Beta Cocoa BCC2CCPT 2 0.0 FUE Elements MLCX Biofuels MLCXBXTR 2 0.0 WEET iPath Pure Beta Grains BCC1GRPT 2 0.1 ONG iPath Pure Beta Energy BCC1ENPT 2 0.0 DCNG iPath Seasonal Nat Gas BCC2NGST 2 0.0 LD iPath DJ UBS Lead DJUBPBTR 2 0.1 CTNN iPath Pure Beta Cotton BCC2CTPT 2 0.0 BDG PwrShrs DB Base Met Lg DBBMIX 2 0.0 CAFE iPath Pure Beta Coffee BCC2KCPT 2 0.0 NINI iPath Pure Beta Nickel BCC2LNPT 1 0.0 GRN iPath Global Carbon BXIIGCUT 1 0.0 LSTK iPath Pure Beta Livestock BCC1LSPT 1 0.0 Sym Name Bberg Index Assets ($MM) Avg Vol ($MM) Opt. Currencies CNY Market Vectors Renminbi SPCBCNY $54 $0.4 ICI iPath Optimized Curr Carry BXIICIUS 27 2.7 AYT iPath GEMS Asia 8 BXIIGMA8 20 0.1 JYN iPath JPY/USD JPY 8 2.1 ERO iPath EUR/USD EUR 5 0.0 PGD iPath Asian&Gulf Curr Reval BXIIGEMP 4 0.0 INR Market Vectors-Rupee/USD SPCBINR 3 0.0 GBB iPath GBP/USD GBP 3 0.0 JEM iPath GEMS Index BXIIGEM1 1 0.0 Leveraged/Inverse DGP PwrShrs DB Gold Dbl Lg DGLDIX $484 $40.5 DTYS iPath US Treas 10-YR Bear BXIITETY 113 2.0 MLPL ETRACS UBS 2X Lng MLP AMZI 95 1.5 DZZ PwrShrs DB Gold Dbl Sh DGLDIX 95 8.5 ü DRR Market Vectors Dbl Sh Euro DSHRTEUR 90 2.0 DTO PowerShares DB Oil Dbl Sh DBODIXX 83 17.2 USLV VelocityShares 3x Silver SPGSSIP 69 15.0 DAG PowerShares DB Agr Dbl Lg DBADIX 50 0.8 BDCL ETRACS 2X Lng WF Bus Dev WFBDCPX 42 0.5 BUNT PwrShr DB 3x German Bd Fut DBBNBUNL 40 0.2 DGZ PowerShares DB Gold Short DGLDIX 39 2.3 ITLT PwrShr DB 3x Ital Treas Bd DBBNBTPL 32 0.1 CSMB CS Merger Arb Liquid 2X CSLABMN 23 0.0 JGBS PwrShrs DB Inv JP Govt Bd DBBNJGBS 23 0.3 UGLD VelocityShares 3x Gold SPGSGCP 23 2.0 DLBS iPath US Treas Lng Bd Bear BXIITEUS 22 0.6 JGBD PwrShrs DB 3x Inv JP GovBd DBBNJGBS 22 0.2 BXUC BC SPX + Long C Leveraged SPXT 18 1.0 DTUS iPath US Treas 2-YR Bear BXIITETU 18 0.1 LSKY ETRACS 2x ISE Cloud Comp CPJ 17 0.0 DSLV VelocityShares 3x Inv Silv SPGSSIP 16 4.5 SSDL ETRACS 2x ISE Solid St Dri BYTX 15 0.0 OFF ETRACS Fshr-Grtmn Risk Off FGRISK 13 1.0 SZO PowerShares DB Oil Short DBODIXX 13 0.5 BOM PwrShrs DB BaseMet DblSh DBBMIX 12 0.5 DYY PwrShrs DB Commod Dbl Lg DBCDIX 11 0.1 BOS PwrShrs DB Base Met Sh DBBMIX 11 0.4 RWXL ETRACS 2X DJ Intl Real Est DWXRS 10 0.4 UUPT PowerShares DB 3X Lng USD USDUPX 9 0.6 DSXJ JPM Dbl Sh US 10-Y Treas USTTEN 8 0.1 SFLA iPath LX S&P 500 TR SPTR 8 0.1 DGAZ VelocityShrs 3X Inv NatGas SPGSNGP 8 0.3 RTLA iPath LX Russell 2000 RU20INTR 8 0.4 DSTJ JPM Dbl Sh US Lng BD Treas USTLBD 8 0.0 ROLA iPath LX Russell 1000 RU10INTR 7 0.0 MLPS ETRACS UBS 1xM Shrt MLP AMZIX 7 0.0 SFSA iPath SX SP&500 TR SPTR 7 0.5 BDD PwrShr DB Base Met Db Lg DBBMIX 7 0.1 AGA PowerShares DB Agr Dbl Sh DBADIX 6 0.2 EMSA iPath SE MSCI EM NDUEEGF 6 0.1 BXDC BC SPX + Short C Leveraged SPXT 6 0.5 DDP PwrShrs DB Commod Sh DBCDIXX 6 0.2 RTSA iPath SX R2000 RU20INTR 5 0.7 BXUB BC SPX + Long B Leveraged SPXT 5 0.2 MFSA iPath SE MSCI EAFE NDDUEAFE 5 0.0 BXDB BC SPX + Short B Leveraged SPXT 5 0.1 JGBT PwrShr DB 3x Japan Gov Bd DBBNJGBL 4 0.0 EIPL ETRACS 2X NextGen Internet NETIPO 4 0.0 LPLT VelocityShares 2x Platinum SPGSPLP 4 0.1 EMLB iPath LE MSCI EM NDUEEGF 3 0.0 PTD E-Tracs UBS Short Platinum CTPLER 3 0.0 LPAL VelocityShares 2x Palladium SPGSPAP 3 0.1 MFLA iPath LE MSCI EAFE NDDUEAFE 3 0.0 DEE PwrShrs DB Commod Dbl Sh DBCDIXX 3 0.0 UOIL VelocityShares 3X Brent SPGSBRP 3 0.1 DGLD VelocityShares 3x Inv Gold SPGSGCP 2 0.5 UGAZ VelocityShares 3X Nat Gas SPGSNGP 2 0.2 IPLT VelocityShares 2x Inv Plat SPGSPLP 2 0.1 IPAL VelocityShrs 2x Inv Pallad SPGSPAP 2 0.1 ADZ PowerShares DB Agr Short DBADIX 2 0.1 UDNT PowerShares DB 3X Shrt USD USDDNX 2 0.0 Exchange Traded Notes (ETNs) ETNs * Opt. denotes US listed options trading available on the underlying security.

12 | ETF & ETN Guide Q2 2012 Sym Name Bberg Index Assets ($MM) Avg Vol ($MM) Opt..* Leveraged/Inverse (continued) ROSA iPath SX Russell 1000 RU10INTR $2 $0.0 DWTI VelocityShrs 3X Inv Crude SPGSCLP 1 0.2 UWTI VelocityShares 3X Crude SPGSCLP 1 0.3 DFVS iPath US Treas 5-YR Bear BXIITEFV 1 0.0 LCPR VelocityShares 2X Copper SPGSICP 1 0.0 SCPR VelocityShrs 2X Inv Copper SPGSICP 1 0.1 DOIL VelocityShrs 3X Inv Brent SPGSBRP 1 0.0 URR Market Vectors Dble Lg Euro DLONGEUR 1 0.0 Volatility (including Leveraged/Inverse) VXX iPATH SP500 VIX ST Future SPVXSTR $1,727 $805.5 ü TVIX VelocityShares 2X VIX ShTrm SPVXSP 463 188.0 XIV VelocityShares Inv VIX ShTrm SPVXSP 422 59.5 VXZ iPATH SP500 VIX MT Future SPVXMTR 293 23.8 ü XVZ iPath S&P 500 Dynamic VIX SPDVIXTR 221 1.7 VIIX VelocityShares VIX ShTrm SPVXSP 25 3.5 ü XVIX UBS E-TRACS Long-Short VIX SPVXTSER 23 0.3 XXV iPath Inv SP500 VIX ShrtTrm SPVXSP 16 1.6 AAVX ETRACS Short 1-Mo SP5 VIX SPVXSP 15 0.4 BBVX ETRACS Short 2-Mo SP5 VIX SPVIX2ME 14 0.2 CCVX ETRACS Short 3-Mo SP5 VIX SPVIX3ME 13 0.1 DDVX ETRACS Short 4-Mo SP5 VIX SPVIX4ME 13 0.1 EEVX ETRACS Short 5-Mo SP5 VIX SPVXMP 12 0.1 FFVX ETRACS Short 6-Mo SP5 VIX SPVIX6ME 12 0.0 BWV iPath CBOE SP500BuyWrite BXM 11 0.2 ZIV VelocityShares Inv VIX MdTrm SPVXMP 11 0.2 CVOL C-Tracks ETN Volatility CVOLT 8 0.6 VXFF ETRACS 6-Mo SP5 VIX SPVIX6MT 8 0.0 VXEE ETRACS 5-Mo SP5 VIX SPVXMTR 7 0.0 VXDD ETRACS 4-Mo SP5 VIX SPVIX4MT 7 0.1 VXCC ETRACS 3-Mo SP5 VIX SPVIX3MT 6 0.2 VIIZ VelocityShares VIX MdTrm SPVXMP 6 0.0 VXBB ETRACS 2-Mo SP5 VIX SPVIX2MT 5 0.2 TVIZ VelocityShares 2X VIX MdTrm SPVXMP 5 0.2 IVOP iPath Inv SP5 VIX ShrtTerm SPVXSP 5 0.3 VXAA ETRACS 1-Mo SP5 VIX SPVXSTR 4 0.5 VZZB iPath LE SP500 VIX MidTrm SPVXMTR 2 0.6 Sym Name Bberg Index Assets ($MM) Avg Vol ($MM) Opt..* Other AMJ JPMorgan Alerian MLP AMZ $4,083 $50.8 ü VQT Barclays ETN+ S&P Veqtor SPVQDTR 572 7.5 INP iPath MSCI India NDEUSIA 530 5.7 ü MLPI UBS ETRACS Alerian MLP Infr AMZI 243 1.4 MLPN CS Cushing 30 MLP MLPX 228 2.5 ü CSMA Credit Suisse Merger Arb CSLABMN 91 0.2 TRND RBS US LC Trendpilot TPLCUT 69 0.5 ITLY PwrShr DB Ital Treas Bd Fu DBBNBTPL 38 0.0 TRNM RBS US MC Trendpilot TPMCUT 33 0.2 BUNL PwrShr DB German Bd Fut DBBNBUNL 31 0.0 FLAT iPath US Treas Flattener BXIIUSTP 30 2.0 CSLS CS Long/Short Liquid CSLABLN 27 0.2 TBAR RBS Gold Trendpilot TPGLDUT 26 0.3 ONN ETRACS Fshr-Grtmn Risk On FGRISK 23 1.3 INFL PowerShrs DB US Inflation DBLNLINF 20 0.0 MLPW E-TRACS Wells Fargo MLP WML 20 0.0 MLPY MS Cushing MLP High Income MLPY 19 0.1 DEFL PowerShrs DB US Deflation DBLNSINF 19 0.0 SPGH UBS E-TRACS SP5 Gold Hedge SPGL5UT 18 0.2 STPP iPath US Treas Steepener BXIIUSTP 17 0.2 DOD Elements Dogs of the Dow MUTR 16 0.2 CSMN CS MktNeu Global Equity HSGMN 15 0.0 MLPG UBS ETRACS Nat Gas MLP ANGI 15 0.1 WMW Elements Mrngstr Wide Moat MWMFTR 14 0.1 BARL MS SP500 Crude Oil Lnkd SPOILH 13 0.0 SSDD ETRACS ISE Solid St Drive BYTX 13 0.0 BDCS ETRACS Wells Fargo Bus Dev WFBDCPX 10 0.1 TWTI RBS Oil Trendpilot na 9 0.1 TNDQ RBS NASDAQ 100 Trendpilot NDX 8 0.1 DTYL iPath US Treas 10-YR Bull BXIITETY 8 0.3 EIPO ETRACS NextGen Internet NETIPO 7 0.0 JGBL PwrShr DB Japan Govt Bd Fu DBBNJGBL 5 0.0 DLBL iPath US Treas Lng Bd Bull BXIITEUS 5 0.4 DRGS RBS Global Big Pharma DGETR 4 0.0 DTUL iPath US Treas 2-YR Bull BXIITETU 4 0.0 JFT KEYnotes FT Enh 130/30 LC FTLCTR 4 0.0 GCE Claymore CEF GS Connect CLMRCEF 3 0.1 GWO Elements CS Global Warm CSGWMXTR 3 0.0 DFVL iPath US Treas 5-YR Bull BXIITEFV 2 0.0 EEH Elements LC Sector Momnt SPBNPSP 1 0.0 Exchange Traded Notes (ETNs) ETNs *Opt. denotes US listed options trading available on the underlying security.

Selected Risk Considerations An investment in the iPath ETNs described herein (the “ETNs”) involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” in the applicable prospectus supplement and pricing supplement. You May Lose Some or All of Your Principal: The ETNs are exposed to any change in the level of the underlying index between the inception date and the applicable valuation date. Additionally, if the level of the underlying index is insufficient to offset the negative effect of the investor fee and other applicable costs, you will lose some or all of your investment at maturity or upon redemption, even if the value of such index has increased or decreased, as the case may be. Because the ETNs are subject to an investor fee and any other applicable costs, the return on the ETNs will always be lower than the total return on a direct investment in the index components. The ETNs are riskier than ordinary unsecured debt securities and have no principal protection. Credit of Barclays Bank PLC: The ETNs are unsecured debt obligations of the issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the ETNs, including any payment at maturity or upon redemption, depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of Barclays Bank PLC will affect the market value, if any, of the ETNs prior to maturity or redemption. In addition, in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the ETNs. A Trading Market for the ETNs May Not Develop: Although the ETNs are listed on NYSE Arca, a trading market for the ETNs may not develop and the liquidity of the ETNs may be limited, as we are not required to maintain any listing of the ETNs. No Interest Payments from the ETNs: You may not receive any interest payments on the ETNs. Restrictions on the Minimum Number of ETNs and Date Restrictions for Redemptions: You must redeem at least 25,000 or 50,000 (depending on the series) ETNs of the same series at one time in order to exercise your right to redeem your ETNs on any redemption date. You may only redeem your ETNs on a redemption date if we receive a notice of redemption from you by certain dates and times as set forth in the pricing supplement. Uncertain Tax Treatment: Significant aspects of the tax treatment of the ETNs are uncertain. You should consult your own tax advisor about your own tax situation. Barclays Bank PLC has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and other documents Barclays Bank PLC has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting www.iPathETN.com or EDGAR on the SEC website at www.sec.gov. Alternatively, Barclays Bank PLC will arrange for Barclays Capital Inc. to send you the prospectus if you request it by calling toll-free 1-877-764-7284, or you may request a copy from any other dealer participating in the offering. BlackRock Investments, LLC. assists in the promotion of the iPath ETNs. The ETNs may be sold throughout the day on the exchange through any brokerage account. Commissions may apply and there are tax consequences in the event of sale, redemption or maturity of ETNs. Barclays Capital Inc. and its affiliates and BlackRock Investments, LLC., and its affiliates do not provide tax advice and nothing contained herein should be construed to be tax advice. Please be advised that any discussion of U.S. tax matters contained herein (including any attachments) (i) is not intended or written to be used, and cannot be used, by you for the purpose of avoiding U.S. tax-related penalties; and (ii) was written to support the promotion or marketing of the transactions or other matters addressed herein. Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor. “Standard & Poor’s®,” “S&P®,” “S&P 500®,” “Standard & Poor’s 500™” and “S&P 500 VIX Mid-Term Futures™” are trademarks of Standard & Poor’s Financial Services LLC (“S&P”) and have been licensed for use by Barclays Bank PLC. “VIX” is a registered trademark of the Chicago Board Options Exchange, Incorporated (“CBOE”) and has been licensed for use by S&P. The Securities are not sponsored, endorsed, sold or promoted by S&P or the CBOE. S&P and CBOE make no representation, condition or warranty, express or implied, to the owners of the Securities or any member of the public regarding the advisability of investing in securities generally or in the Securities or in the ability of either index to track market performance. “Russell 1000® Index” and “Russell 2000® Index” are trademarks of Frank Russell Company and have been licensed for use by Barclays Bank PLC. The Securities are not sponsored, endorsed, sold, or promoted by Frank Russell Company and Frank Russell Company makes no representation regarding the advisability of investing in the Securities. The MSCI indexes are the exclusive property of MSCI, Inc. (“MSCI”). MSCI and the MSCI index names are servicemark(s) of MSCI or its affiliates and have been licensed for use for certain purposes by Barclays Bank PLC. The financial securities referred to herein are not sponsored, endorsed or promoted by MSCI, and MSCI bears no liability with respect to any such financial securities. The relevant pricing supplement contains a more detailed description of the limited relationship MSCI has with Barclays Bank PLC and any related financial securities. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or servicemark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI. ©2012 Barclays Bank PLC. All rights reserved. iPath, iPath ETNs, and the iPath logo are registered trademarks of Barclays Bank PLC. All other trademarks, servicemarks, or registered trademarks are the property, and used with the permission, of their respective owners. 2299-22AN-11/10 Not FDIC Insured l No Bank Guarantee l May Lose Value

Options Expiration Calendar

2012

January

S	M	T	W	T	F	S
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30	31				

February

S	M	T	W	T	F	S
			1	2	3	4
5	6	7	8	9	10	11
12	13	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28	29			

March

S	M	T	W	T	F	S
				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28	29	30	31

April

S	M	T	W	T	F	S
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30					

May

S	M	T	W	T	F	S
		1	2	3	4	5
6	7	8	9	10	11	12
13	14	15	16	17	18	19
20	21	22	23	24	25	26
27	28	29	30	31		

June

S	M	T	W	T	F	S
					1	2
3	4	5	6	7	8	9
10	11	12	13	14	15	16
17	18	19	20	21	22	23
24	25	26	27	28	29	30

July

S	M	T	W	T	F	S
1	2	3	4	5	6	7
8	9	10	11	12	13	14
15	16	17	18	19	20	21
22	23	24	25	26	27	28
29	30	31				

August

S	M	T	W	T	F	S
			1	2	3	4
5	6	7	8	9	10	11
12	13	14	15	16	17	18
19	20	21	22	23	24	25
26	27	28	29	30	31	

September

S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	29
30						

October

S	M	T	W	T	F	S
	1	2	3	4	5	6
7	8	9	10	11	12	13
14	15	16	17	18	19	20
21	22	23	24	25	26	27
28	29	30	31			

November

S	M	T	W	T	F	S
				1	2	3
4	5	6	7	8	9	10
11	12	13	14	15	16	17
18	19	20	21	22	23	24
25	26	27	28	29	30	

December

S	M	T	W	T	F	S
						1
2	3	4	5	6	7	8
9	10	11	12	13	14	15
16	17	18	19	20	21	22
23	24	25	26	27	28	29
30	31					

- Equity, index, and cash-settled currency options expiration date[1]
- A.M. settled index options cease trading
- Exchange holiday (additional holidays may be announced)
- Expiring equity and P.M. settled index options cease trading. Expiring cash-settled currency options cease trading at12:00pm EST.
- For 2012, 2015 Equity LEAPS® added
- VIX expiration date
- Quarterly expiration date
- Bank holiday

[1] Equity LEAPS® expire in January. Index LEAPS® expire in December, January, and June. Note: While these dates are accurate as of 12/20/11, they are subject to change.